                                                                     Exhibit 10
                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            Dated as of May 31, 2001

                                     Between

                           FAMILY DOLLAR STORES, INC.
                                       and
                               FAMILY DOLLAR, INC.

                                       as

                                    Borrower

                                      and

                              BANK OF AMERICA, N.A.

                                     as Bank

                                U.S.$150,000,000

                               TABLE OF CONTENTS

     This Table of Contents is not part of the Agreement to which it is attached but is for convenience of reference.

                                 ARTICLE I

   DEFINITIONS
      SECTION 1.01. Definitions ...........................................  1-9
      SECTION 1.02. Accounting Terms and Determinations ...................    9
      SECTION 1.03. Classes and Types of Loans ............................    9

                                 ARTICLE II

   LOANS
      SECTION 2.01. Commitments ...........................................   10
      SECTION 2.02. Notes .................................................   11
      SECTION 2.03. Repayment of Loans ....................................11-12

                                 ARTICLE III

   CHANGE IN CIRCUMSTANCES

                                ARTICLE IV

   CONDITIONS
      SECTION 4.01. Initial Tranche A Loan or Tranche B Loan ..............   20
      SECTION 4.02. Each Tranche A Loan or Tranche B Loan .................20-21
      SECTION 4.03. Term Loans ............................................   21

                                 ARTICLE V

   REPRESENTATIONS AND WARRANTIES

                                 ARTICLE VI

   COVENANTS
      SECTION 6.01. Information ...........................................   24
      SECTION 6.02. Fundamental Obligations ...............................   25
      SECTION 6.03. Liens .................................................25-26
      SECTION 6.04. Leverage Ratio ........................................   27
      SECTION 6.05. Consolidated Fixed Charge Coverage Ratio ..............   27
      SECTION 6.06  Disposition of Property ...............................   27
      SECTION 6.07. Mergers, Consolidations, Etc ..........................   27

                                 ARTICLE VII

   DEFAULT
      SECTION 7.01. Events of Default .....................................28-29
      SECTION 7.02. Remedies ..............................................   30

                                 ARTICLE VIII

   MISCELLANEOUS

Exhibit A-1 - Tranche A Note:  Family Dollar Stores, Inc.
Exhibit A-2 - Tranche A Note:  Family Dollar, Inc.
Exhibit B-1 - Tranche B Note:  Family Dollar Stores, Inc.
Exhibit B-2 - Tranche B Note:  Family Dollar, Inc.
Exhibit C-3 - Term Note
Exhibit D1-D7 – Guarantee Agreement

                               ___________________

                     AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT  AGREEMENT (the  "Agreement")  dated as of
May 31,  2001,  between  FAMILY  DOLLAR  STORES,  INC.,  a Delaware  corporation
("FDSI"),  FAMILY DOLLAR,  INC., a North Carolina  corporation ("FDI") (FDSI and
FDI are collectively referred to herein as the "Borrower"), and BANK OF AMERICA,
N.A., a national  banking  association  and successor by merger to  NationsBank,
N.A. (the "Bank").

     WHEREAS,  the Bank and the  Borrower  are  parties to that  certain  Credit
Agreement  dated as of  March  31,  1996,  as  amended  from  time to time  (the
"Existing Credit Agreement").

     WHEREAS,  the Bank and the Borrower  wish to amend and restate the Existing
Credit Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE,  in consideration of the mutual agreements,  provisions and covenants contained herein, the Bank and the Borrower agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions.  As used in this Agreement,  the following terms have the following  meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Adjusted CD Rate" means, for any day, the rate per annum (rounded upwards, if necessary,  to the nearest 1/100 of 1%) determined by the Bank to be equal to the sum of (a) the CD Rate for such day divided by 1 minus the Domestic  Reserve
Percentage plus (b) the Assessment Rate.

     "Adjusted  Eurodollar Rate" means, for any Eurodollar Loan for any Interest
Period  therefor,  the rate per annum  (rounded  upwards,  if necessary,  to the nearest 1/100 of 1%) determined by the Bank to be equal to the quotient obtained by dividing (a) the Eurodollar  Rate for such  Eurodollar Loan for such Interest
Period by (b) 1 minus the Eurodollar Reserve Percentage for such Eurodollar Loan for such Interest Period.

     "Affiliate"  means,  with  respect  to any  Person,  (i)  any  Person  that directly, or indirectly through one or more intermediaries, controls such Person
(a  "Controlling  Person")  or (ii) any Person  that is  controlled  by or under common  control with a Controlling  Person.  As used herein,  the term "control"
means  possession,  directly or indirectly,  of the power to direct or cause the direction of the management of a Person by voting  securities,  by contract,  or otherwise.

     "Applicable  Lending  Office"  means,  for each Type of Loan,  the "Lending
Office" of the Bank (or of an Affiliate of the Bank) designated for such Type of
Loan on the  signature  pages  hereof or such other office of the Bank (or of an
Affiliate of the Bank) as the Bank may from time to time specify to the Borrower as the office by which its Loans of such Type are to be made and maintained.

     "Applicable Margin" means .275%.

     Assessment  Rate" means,  for any day, the annual  assessment rate (rounded upwards, if necessary,  to the nearest 1/100 of 1%) which is payable by the Bank to the Federal  Deposit  Insurance  Corporation  (or any  successor) for deposit insurance  for Dollar time  deposits  with the Bank at its  Principal  Office as determined by the Bank. The Adjusted CD Rate shall be adjusted  automatically on and as of the effective date of any change in the Assessment Rate.

     "Business  Day" means any day except a  Saturday,  Sunday,  or other day on which banks in Charlotte, North Carolina, are authorized by law to close and, if the applicable  Business Day relates to Eurodollar  Loans,  on which  commercial banks in London  are open for  international  business  (including  dealings  in
Dollar deposits in the London interbank market).

                                      (1)

     "CD Loans" means  Tranche A Loans and Tranche B Loans that bear interest at rates based upon the Adjusted CD Rate.

     "CD Rate" means, for any day, the rate per annum equal to the interest rate for certificates of deposit in the secondary market with maturities of three (3)
months as published for such day in Federal Reserve  Statistical Release H.15 or any  successor  publication,  or if such  day is not a  Business  Day,  the rate published for the preceding Business Day.

     "Class" shall have the meaning specified in Section 1.03.

     "Commitments" means the Tranche A Commitment and the Tranche B Commitment.

     "Consolidated  Debt" means, at any time, the total Debt of the Borrower and its  Subsidiaries  which would be shown on a  consolidated  balance sheet of the
Borrower and its Subsidiaries prepared in accordance with GAAP at such time.

     "Consolidated  EBITR"  means,  for any  period,  for the  Borrower  and its
Subsidiaries   on  a  consolidated   basis,  an  amount  equal  to  the  sum  of
(a) Consolidated  Net Income, (b) Consolidated  Interest Charges, (c) the amount of taxes, based on or measured by income,  used or included in the determination of such Consolidated Net Income, and (d) total Lease Rentals.

     "Consolidated  Fixed  Charge  Coverage  Ratio"  means,  as of any  date  of determination, the ratio of Consolidated EBITR for the period of the four fiscal quarters  ending on such date to the sum of (a) total  Interest  Charges for the period of the four  fiscal  quarters  ending on such date,  and (b) total  Lease
Rentals for the period of the four fiscal quarters ending on such date.

     "Consolidated Net Income" means, with respect to any period, the net income
(or loss) from continuing  operations and after  extraordinary  items (excluding gains  or  losses  from  dispositions  of  Property)  of the  Borrower  and  its
Subsidiaries  for such period  (taken as a cumulative  whole),  as determined in accordance with GAAP.

     "Consolidated Net Worth" means, at any time,

     (a) the total assets of the Borrower  and its  Subsidiaries  which would be shown  as  assets  on a  consolidated  balance  sheet  of the  Borrower  and its
Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly  attributable to minority  interests,  if any, in the stock and surplus of Subsidiaries, minus

     (b) the total liabilities of the Borrower and its Subsidiaries  which would be shown as liabilities on a consolidated  balance sheet of the Borrower and its
Subsidiaries as of such time prepared in accordance with GAAP.

     "Continue",  "Continuation",  and "Continued" shall refer to a continuation pursuant to Section  2.06 of a  Eurodollar  Loan as a  Eurodollar  Loan from one
Interest Period to the next Interest Period.

     "Convert",  "Conversion",  and  "Converted"  shall refer to the  conversion pursuant to Section 2.06 or Article III of one Type of Tranche A Loan or Tranche
B Loan into  another  Type of Tranche A Loan or Tranche B Loan,  as the case may
be.

                                      (2)

     "Debt" means as to any Person at any time  (without  duplication):  (a) all obligations  of such Person for  borrowed  money,  (b) all  obligations  of such
Person evidenced by bonds, notes, debentures, or other similar instruments,  (c)
all obligations of such Person to pay the deferred purchase price of Property or services,  except trade accounts  payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days,  (d) all capital lease  obligations and Synthetic Lease  Obligations of such Person,  (e)
all Debt or other  obligations  of others  Guaranteed  by such  Person,  (f) all obligations  secured by a Lien existing on Property owned by such Person whether or not the  obligations  secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) all reimbursement  obligations of such Person  (whether  contingent or otherwise) in respect of letters of credit, bankers'  acceptances,  surety or other bonds and similar  instruments,  (h) all obligations  of such Person to redeem or retire shares of capital stock or other equity  securities  of such Person,  and (i) all  obligations  of such Person in respect of  interest  rate  protection  agreements,  foreign  currency  exchange agreements,  commodity  purchase  or option  agreements,  or other  interest  or exchange rate or price hedging agreements.

     "Debtor  Relief  Laws" means the  Bankruptcy  Code of the United  States of
America  and all  other  applicable  liquidation,  conservatorship,  bankruptcy, moratorium, rearrangement,  receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     "Default"  means an  Event  of  Default  or the  occurrence  of an event or condition  that with  notice or lapse of time or both  would  become an Event of
Default.

     "Default  Rate"  means,  with  respect to any  principal of any Loan or any other amount  payable by the  Borrower  under this  Agreement,  a rate per annum during the period from and  including  the due date to but excluding the date on which  such  amount is paid in full equal to two  percent  (2%) plus the rate of interest that would otherwise be applicable pursuant to this Agreement.

     "Dollars" and "$" mean lawful money of the United States of America.

     "Domestic Reserve Percentage" means for any day that percentage  (expressed as a  decimal)  which is in effect on such day,  as  prescribed  by the Board of
Governors of the Federal  Reserve System (or any successor) for  determining the
actual   reserve   requirement   (including,   without   limitation  any  basic,
supplemental,  or emergency  reserves) for a member bank of the Federal  Reserve
System in New York City with deposits  exceeding one billion  Dollars in respect of new  certificates  of deposit having a maturity of three (3) months and in an amount of $100,000 or more. In the event that the foregoing reserve  requirement is  required  by law to be  determined  on the  basis of the  aggregate  of such deposits of the Bank, the Bank may use any reasonable  allocation or attribution methods in determining  the Domestic  Reserve  Percentage.  The Adjusted CD Rate
shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

                                      (3)

     "Equity  Issuance" means (a) any issuance or sale by the Borrower or any of its Subsidiaries  after the date hereof of (i) any capital stock of such issuing or selling Person,  (ii) any warrants or stock options exercisable in respect of any capital stock of such issuing or selling  Person or (iii) any other security or  instrument  representing  an equity  interest  (or their  right to obtain an equity  interest)  in the issuing or selling  Person,  or (b) the receipt by the
Borrower  or any of its  Subsidiaries  after  the  date  hereof  of any  capital contribution received (whether or not evidenced by any equity security issued by the recipient of such contribution);  provided,  however,  that the term "Equity
Issuance"  shall not include (x) any such issuance or sale by any  Subsidiary of the Borrower to the Borrower or any  Wholly-Owned  Subsidiary of the Borrower or
(y) any capital  contribution by the Borrower or any Wholly-Owned  Subsidiary of
the Borrower to any Subsidiary of the Borrower.

     "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
amended, or any successor statute.

     "ERISA  Group" means the  Borrower,  any  Subsidiary,  and all members of a controlled group of corporations  and all trades and businesses  (whether or not incorporated)  under common  control  which,  together  with the Borrower or any
Subsidiary,  are treated as a single  employer under Section 414 of the Internal
Revenue Code.

     "Eurodollar  Loans"  means  Tranche A Loans and  Tranche B Loans  that bear interest at rates based upon the Adjusted Eurodollar Rate.

     "Eurodollar   Reserve   Percentage"  means  for  any  day  that  percentage
(expressed  as a decimal)  which is in effect on such day, as  prescribed by the
Board  of  Governors  of the  Federal  Reserve  System  (or any  successor)  for determining  the actual  reserve  requirement  for a member  bank of the Federal
Reserve System in New York City with deposits  exceeding one billion  Dollars in respect of "Eurocurrency  Liabilities"  which includes  deposits by reference to which the interest  rate on  Eurodollar  Loans is  determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States  residents.  In the event that the foregoing reserve  requirement  is  required by law to be  determined  on the basis of the aggregate  of such  Eurocurrency  Liabilities,  extensions  of credit,  or other assets of the Bank,  the Bank may use any  reasonable  allocation or attribution
methods  in  determining  the  Eurodollar  Reserve   Percentage.   The  Adjusted
Eurodollar Rate shall be adjusted  automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                                      (4)

     "Eurodollar  Rate" means,  for any Eurodollar  Loan for any Interest Period therefor:  (a) the  rate per  annum  appearing  on  Telerate  Page  3750 (or any successor page) as the London interbank  offered rate for deposits in Dollars at approximately  11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; or (b) if for any reason the rate set forth in clause (a) above is  unavailable,  the rate per annum appearing on Reuters Screen LIBO Page as the London interbank  offered rate for  deposits  in Dollars at  approximately  11:00 a.m.  (London  time) two
Business  Days  prior  to the  first  day of  such  Interest  Period  for a term comparable to such Interest Period; provided,  however, if more than one rate is specified  on  Reuters  Screen  LIBO  Page,  the  applicable  rate  shall be the arithmetic  mean of all such rates; or (c) if for any reason the rates set forth in clauses (a) and (b) above are  unavailable,  the rate per annum determined by the Bank as the rate of interest  (rounded  upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest  Period in same day funds in the  approximate  amount of the Eurodollar Loan being made, continued or converted and with a term  equivalent to such Interest Period would be offered  by the  Bank’s  London  Branch to major  banks in the  offshore
Dollar market at their  request at  approximately  11:00 a.m.  (London time) two
Business Days prior to the first day of such Interest Period.

     "Event of Default" has the meaning specified in Section 7.01.

     "Existing  Credit  Agreement" has the meaning  assigned to such term in the first recital hereto.

     "Existing Tranche A Note" means that certain Amended and Restated Tranche A
Note in the amount of  $50,000,000  dated  December 31, 1997 and executed by the
Borrower in favor of the Bank.

     "Existing Tranche B Note" means that certain Amended and Restated Tranche B
Note in the amount of  $50,000,000  dated  December 31, 1997 and executed by the
Borrower in favor of the Bank.

     "Family Member" means,  with respect to Mr. Leon Levine,  his spouse and/or lineal  descendants  and any trusts created for the benefit of his spouse and/or lineal descendants.

     "Financial  Statements" means the consolidated  financial statements of the
Borrower and the Subsidiaries dated August 26, 2000.

     "First  Anniversary"  means, with respect to any Term Loan, the date of the
First Anniversary of the Term Loan Conversion Date for such Loan.

     "GAAP" means at any time generally accepted  accounting  principles as then in affect in the  United  States,  applied on a basis  consistent  with the most recent  audited  consolidated  financial  statements  of the  Borrower  and  its
Subsidiaries theretofore delivered to the Bank.

                                      (5)

     "Governmental  Authority"  means  any  nation or  government,  any state or political  subdivision  thereof,  any  central  bank  (or  similar  monetary  or
regulatory  authority),  and  any  entity  exercising  executive,   legislative,
judicial,   regulatory,   or  administrative   functions  of  or  pertaining  to
government.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly  guaranteeing any Debt or other obligation of any other Person and,  without  limiting the  generality of the  foregoing,  any obligation  direct or indirect,  contingent or otherwise,  of such Person (a) to purchase  or pay (or  advance or supply  funds from the  purchase or payment of)
such  Debt or  other  obligation  (whether  arising  by  virtue  of  partnership arrangements,  by agreement to keep-well, to purchase assets, goods, securities, or services,  to take-or-pay,  or to maintain financial statement  conditions or otherwise),  or (b) entered into for the purpose of assuring in any other manner the  obligee  of such Debt or other  obligation  of the  payment  thereof  or to protect  the  obligee  against  loss in respect  thereof  (in whole or in part), provided that the term Guarantee shall not include  endorsements  for collection or deposit in the ordinary course of business.

     "Guarantors"   means  Family  Dollar  Services,   Inc.,  a  North  Carolina
corporation,  Family Dollar Operations,  Inc., a North Carolina corporation, and
Family Dollar Trucking, Inc., a North Carolina corporation.

     "Guaranty" means the Guarantee  Agreement of the Guarantors in favor of the
Bank,  in  substantially  the form of  Exhibit  D, as the  same may be  amended, modified, or supplemented.

     "Interest  Charges"  means,  for  any  period,  for  the  Borrower  and its
Subsidiaries  on a  consolidated  basis,  the sum of (a) all  interest,  premium
payments,   fees,   charges  and  related  expenses  of  the  Borrower  and  its
Subsidiaries in connection with borrowed money (including  capitalized interest)
or in connection with the deferred purchase price of assets, in each case to the extent  treated as interest in  accordance  with GAAP,  (b) the portion of total
Lease Rentals with respect to such period under  capital  leases that is treated as interest  in  accordance  with GAAP,  and (c) all debt  discount  and expense amortized or required to be amortized in the  determination  of Consolidated Net
Income for such period.

     "Interest  Period" means with respect to any Eurodollar  Loan,  each period commencing on the date such Loan is made or Converted from a CD Loan or the last day of the next preceding  Interest Period with respect to such Loan, and ending on the  numerically  corresponding  day in the first calendar month  thereafter;
except that each such Interest  Period which  commences on the last Business Day of a  calendar  month  (or  on  any  day  for  which  there  is  no  numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.  Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding  Business Day); (b) any Interest Period which would  otherwise  extend beyond the Maturity Date shall end on the Maturity Date; (c) no Interest  Period for any Eurodollar  Loan shall have a duration of less than 1 month,  and if the
Interest  Period for any Eurodollar  Loan would  otherwise be a shorter  period, such Loan shall not be available hereunder;  and (d) there shall be no more than
8 Interest Periods outstanding at any time.

                                      (6)

     "Internal  Revenue  Code"  means  the  Internal  Revenue  Code of 1986,  as amended, or any successor statute.

     "Lease  Rentals" means,  with respect to any period,  the sum of the rental and other obligations required to be paid during such period by the Borrower and its  Subsidiaries on a consolidated  basis as lessee under all leases of real or personal Property that would be treated as lease or rental expense under GAAP.

     “Leverage  Ratio”  means,  as of any date of  determination,  the ratio of (a)  Consolidated  Debt as of such date, to (b) the sum of Consolidated
Debt and Consolidated Net Worth.

     “Lien”  means any mortgage,  pledge,  hypothecation,  assignment,
deposit  arrangement,   encumbrance,  lien  (statutory  or  other),  charge,  or
preference,  priority or other security interest or preferential  arrangement of any kind or nature  whatsoever  (including any  conditional  sale or other title retention agreement,  any financing lease having substantially the same economic effect as any of the foregoing,  and the filing of any financing statement under the Uniform Commercial Code or comparable laws of any  jurisdiction),  including the interest of a purchaser of accounts receivable.

     "Loan Documents" means this Agreement,  the Notes, and the Guaranty, as the same may be amended, modified, renewed, extended, or supplemented.

     "Loan Party" means the Borrower,  each Guarantor,  or any other Person that guaranties or secures any or all of the  Borrower’s  obligations  under the
Loan Documents.

     "Loans" means Tranche A Loans, Tranche B Loans, and the Term Loan.

     "Material  Adverse  Effect"  means any event or condition  which (a) causes
Consolidated  Net  Worth  (measured  as of the last day of the  Borrower's  most recently ended fiscal quarter (the "Current  Quarter")) to decrease by more than fifteen percent (15.0%)  relative to Consolidated  Net Worth (measured as of the last day of the fiscal quarter of the Borrower which ended  immediately prior to the Current  Quarter),  (b) has a material  adverse effect on the ability of any
Loan Party to pay and perform its  obligations  under any Loan Document,  or (c)
has a material  adverse  effect on the  validity or  enforceability  of any Loan
Document or the rights and remedies of the Bank thereunder.

     "Material  Subsidiaries"  means, at any time,  Subsidiaries of the Borrower the total assets of which exceed  $25,000,000.  "Material  Subsidiary" means, at any time, any Subsidiary the total assets of which exceed $25,000,000.

     "Maturity  Date"  means (i) in the case of Tranche A Loans,  the  Tranche A
Termination Date, (ii) in the case of Tranche B Loans, the Tranche B Termination
Date, and (iii) in the case of any Term Loan, the date that the last installment of principal of such Loan is payable in accordance with Section 2.03(c).

     "Multiemployer  Plan" means, at any time, an employee  pension benefit plan within the  meaning of  Section  4001(a)(3)  of ERISA to which any member of the
ERISA Group is then making or accruing an  obligation to make  contributions  or has within the preceding five plan years made contributions, including for these purposes  any Person  that has ceased to be a member of the ERISA  Group  during such five year period.

                                      (7)

     "Notes" means the Tranche A Note, the Tranche B Note, and the Term Notes.

     "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation  or any  entity succeeding to any or all of its functions under ERISA.

     "Person"  means  any  individual,   corporation,  company,  joint  venture,
association,  partnership,  trust,  unincorporated  organization,   Governmental
Authority, or other entity.

     "Prime Rate" means the per annum rate of interest  established from time to time by the Bank as its prime  rate,  which rate may not be the  lowest  rate of interest  charged  by the Bank to its  customers.  Any  change in the Prime Rate shall be effective on the date of such change.

     "Principal  Office"  means the  office of the Bank  located at 100 N. Tryon
Street, Charlotte, North Carolina 28255.

     "Property" means property of all kinds, real, personal, or mixed, tangible, or intangible  (including,  without  limitation,  all rights relating  thereto), whether owned or acquired after the date of this Agreement.

     "Quarterly  Date" means the last day of each March,  June,  September,  and
December of each year,  the first of which shall be the first such day after the date of this Agreement.

     "Second  Anniversary" means, with respect to any Term Loan, the date of the second anniversary of the Term Loan Conversion Date for such Loan.

     "Subsidiary"  means, any corporation or other entity of which securities or other  ownership  interests  having ordinary voting power to elect a majority of the board of directors or other Persons  performing similar functions are at the time directly or indirectly owned by the Borrower.

     “Synthetic Lease  Obligation”  means the monetary obligation of a
Person  under (a) a  so-called  synthetic,  off-balance  sheet or tax  retention lease,  or (b) an  agreement  for the use or  possession  of  property  creating obligations  which do not appear on the balance  sheet of such Person but which, upon the insolvency or bankruptcy of such Person,  would be characterized as the
Debt of such Person (without regard to accounting treatment).

     "Term Loan" has the meaning specified in Section 2.01(c).

     "Term Loan Conversion Date" has the meaning specified in Section 2.01(c).

     "Term Note" means any promissory  note provided for in Section  2.02(c) and any and all extensions, renewals, modifications, and restatements thereof.

                                      (8)

     "Tranche A Commitment"  means the  obligation of the Bank to make Tranche A
Loans  hereunder  in an  aggregate  principal  amount  up to but  not  exceeding
Seventy-Five  Million  Dollars  ($75,000,000.00),  as the  same  may be  reduced pursuant to Sections 2.01(c) and 2.12 or terminated pursuant to Section 2.12.

     "Tranche A Loan" has the meaning specified in Section 2.01(a).

     "Tranche A Note" means the promissory  note provided for in Section 2.02(a)
and any and all extensions, renewals, modifications, and restatements thereof.

     "Tranche A  Termination  Date" means May 31, 2003,  or such earlier date as the Tranche A Commitment is terminated pursuant to this Agreement.

     "Tranche B Commitment"  means the  obligation of the Bank to make Tranche B
Loans  hereunder  in an  aggregate  principal  amount  up to but  not  exceeding
Seventy-Five  Million  Dollars  ($75,000,000.00),  as the same may be reduced or terminated pursuant to Section 2.12.

     "Tranche B Loan" has the meaning specified in Section 2.01(b).

     "Tranche  B Note"  means the  promissory  note as  referred  to in  Section
2.02(b) and any and all extensions,  renewals,  modifications,  and restatements thereof.

     "Tranche B  Termination  Date" means May 30, 2002,  or such earlier date as the Tranche B Commitment is terminated pursuant to this Agreement.

     "Type" shall have the meaning specified in Section 1.03.

     "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or  other  ownership  interests  of which  (except  directors'  qualifying shares) are at the time directly or indirectly owned by the Borrower.

     SECTION  1.02.  Accounting  Terms  and  Determinations.   Unless  otherwise
specified  herein,  all accounting  terms used herein shall be interpreted,  all accounting  determinations hereunder shall be made, and all financial statements required to be delivered  hereunder shall be prepared in accordance with GAAP as in effect from time to time;  provided  that, if the Borrower  notifies the Bank that the Borrower  wishes to amend any  covenant in Article VI to eliminate  the effect of any change in GAAP on the  operation of such  covenant (or if the Bank notifies the Borrower  that the Bank wishes to amend any such  covenant for such purpose),  then the Borrower's compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became  effective,  until either such notice is  withdrawn  or such  covenant is amended in a manner satisfactory to the Borrower and the Bank.

     SECTION 1.03. Classes and Types of Loans. Loans hereunder are distinguished by "Class" and "Type".  The "Class" of a Loan (or of a Commitment to make such a
Loan)  refers to the  determination  whether  such  Loan is a Tranche A Loan,  a
Tranche B Loan, or a Term Loan, each of which constitutes a Class. The "Type" of a Tranche A Loan or a Tranche B Loan refers to the  determination  whether  such
Loan is a CD Loan or a Eurodollar Loan.

                                      (9)

                                   ARTICLE II

                                      LOANS

     SECTION 2.01. Commitments.

     (a) Subject to the terms and conditions of this Agreement,  the Bank agrees to make one or more loans (the  "Tranche A Loans") to the Borrower  from time to time  from  and  including  the date  hereof  to but  excluding  the  Tranche  A
Termination Date,  provided that the aggregate principal amount of the Tranche A
Loans at any time  outstanding  shall not  exceed  the  amount of the  Tranche A
Commitment.  Subject  to the  foregoing  limitations,  and the  other  terms and provisions  of this  Agreement,  the  Borrower may borrow,  repay,  and reborrow hereunder  the  amount  of the  Tranche  A  Commitment  by means of CD Loans and
Eurodollar Loans.

     (b) Subject to the terms and conditions of this Agreement,  the Bank agrees to make one or more loans (the  "Tranche B Loans ") to the Borrower from time to time  from  and  including  the date  hereof  to but  excluding  the  Tranche  B
Termination Date,  provided that the aggregate principal amount of the Tranche B
Loans at any time  outstanding  shall not  exceed  the  amount of the  Tranche B
Commitment.  Subject  to the  foregoing  limitations,  and the  other  terms and provisions  of this  Agreement,  the  Borrower may borrow,  repay,  and reborrow hereunder  the  amount  of the  Tranche  B  Commitment  by means of CD Loans and
Eurodollar Loans.

     (c) Subject to the terms and conditions of this Agreement,  at any time and from time to time on any  Business  Day on or before the  Tranche A  Termination
Date,  the  Borrower  may  convert  all or a portion of the Tranche A Loans then outstanding  into a Term Loan (each a "Term  Loan")  with a maturity of five (5)
years or seven (7)  years.  The  Borrower  shall give the Bank at least five (5)
Business Days prior written notice of each such  conversion  specifying the date of the conversion (the "Term Loan Conversion Date"), the principal amount of the
Term  Loan,  whether  installments  of  principal  of the Loan  will be  payable quarterly or  semiannually  after the Second  Anniversary for such Term Loan and the term of such  Term  Loan.  Each Term  Loan  shall be in a minimum  principal amount of $5,000,000 or increments of $100,000 above such amount, except for the last Term Loan,  which may be less than such  amount.  Effective as of each Term
Loan Conversion Date, the Tranche A Commitment  shall be irrevocably  reduced by the aggregate principal amount of the Tranche A Loans converted into a Term Loan on such date.

                                      (10)

     SECTION 2.02. Notes.

     (a) The  Tranche A Loans  made by the Bank shall be  evidenced  by a single promissory  note of each  Borrower in  substantially  the form of Exhibit A-1 or
A-2, as appropriate,  dated the date hereof, payable to the order of the Bank in a principal  amount equal to the Tranche A Commitment  as  originally in effect, and otherwise duly completed.

     (b) The  Tranche B Loans  made by the Bank shall be  evidenced  by a single promissory  note of each  Borrower in  substantially  the form of Exhibit B-1 or
B-2, as appropriate,  dated the date hereof, payable to the order of the Bank in a principal  amount equal to the Tranche B Commitment  as  originally in effect, and otherwise duly  completed.  In the event that a portion (but not all) of the
Tranche A Loans are  converted to a Term Loan pursuant to Section  2.01(c),  the
Borrower  shall on or before the Term Loan  Conversion  Date for such Term Loan, execute and deliver to the Bank a new Tranche A Note (in the form of Exhibit A-1 or A-2, as appropriate) in a principal  amount equal to the Tranche A Commitment after giving effect to such conversion,  and dated the Term Loan Conversion Date for such Term Loan.  If the Bank shall have received the new Tranche A Note duly executed  by the  Borrower  as  aforesaid,  the Bank shall  promptly  return the existing Tranche A Note to the Borrower marked "replaced".

     (c) Each Term Loan shall be evidenced by a separate  promissory note of the
Borrower in substantially  the form of Exhibit C, dated the Term Loan Conversion
Date for such Term Loan,  payable to the order of the Bank in a principal amount equal to the amount  specified by the Borrower  pursuant to Section  2.01(c) for such Term Loan, and otherwise duly completed.

     SECTION 2.03. Repayment of Loans.

     (a) The Borrower shall pay to the Bank the outstanding  principal amount of the Tranche A Loans on the Tranche A Termination Date.

     (b) The Borrower shall pay to the Bank the outstanding  principal amount of the Tranche B Loans on the Tranche B Termination Date.

     (c) In the event that the Borrower converts all or a portion of the Tranche
A Loans into a Term Loan in accordance with Section 2.01(c),  the Borrower shall pay to the Bank the entire principal amount of such Term Loan as follows:

                                      (11)

         (i)      if such  Term Loan  will  have a term of five (5)  years,  (A)
                  installments of principal each in an amount equal to one-fifth of the  original  principal  amount of such Term Loan shall be payable on the First  Anniversary  and Second  Anniversary  of
                  such Term Loan,  and (B)  thereafter  (x) if the  Borrower has notified the Bank  pursuant to Section  2.01(c) that after the
                  Second  Anniversary  installments of principal will be payable quarterly,  installments  of  principal  shall be  payable  in twelve (12) equal,  consecutive quarterly installments each in a principal  amount equal to one twelfth  (1/12th) of the then outstanding  principal  amount of such Term Loan on the Second
                  Anniversary  after giving effect to the  scheduled  payment of
                  principal  on  such  date,   with  the  first  such  quarterly
                  installment  being  payable  on the date  occurring  three (3)
                  months  after  the  Second  Anniversary  and  subsequent  like installments  being payable every three (3) months thereafter, or (y) if the  Borrower  has  notified  the Bank  pursuant  to
                  Section 2.01(c) that after the Second Anniversary installments of principal  will be payable  semiannually,  installments  of
                  principal   shall  be  payable   in  six  equal,   consecutive
                  semiannual  installments  each in a principal  amount equal to one sixth (1/6th) of the then outstanding  principal amount of such Term Loan after giving effect to the scheduled payment of principal  on  such  date,  with  the  first  such  semiannual installment being payable on the date occurring six (6) months after the Second  Anniversary and subsequent like installments being payable every six (6) months thereafter; or

         (ii)     if the Term  Loan will  have a term of seven  (7)  years,  (A)
                  installments   of  principal   each  in  an  amount  equal  to
                  one-seventh of the original principal amount of such Term Loan shall be  payable on the First  Anniversary  of such Term Loan and  the  Second  Anniversary  of  such  Term  Loan,  and  (B)
                  thereafter  (x) if the Borrower has notified the Bank pursuant
                  to  Section   2.01(c)   that  after  the  Second   Anniversary
                  installments  of  principal  of  such  Loan  will  be  payable quarterly,  installments  of  principal  shall be  payable  in twenty (20) equal,  consecutive quarterly installments each in a principal amount equal to one twentieth (1/20th) of the then outstanding  principal  amount of such Term Loan on the Second
                  Anniversary  after giving effect to the  scheduled  payment of
                  principal  on  such  date,   with  the  first  such  quarterly
                  installment  being  payable  on the date  occurring  three (3)
                  months  after  the  Second  Anniversary  and  subsequent  like installments  being payable every three (3) months thereafter, or (y) if the  Borrower  has  notified  the Bank  pursuant  to
                  Section 2.01(c) that after the Second Anniversary installments of principal  will be payable  semiannually,  installments  of principal  shall be  payable  in ten (10)  equal,  consecutive semiannual  installments  each in a principal  amount equal to one tenth (1/10th) of the then outstanding principal amount of such Term Loan on the Second  Anniversary  after giving effect to the scheduled  payment of principal on such date,  with the first such  semiannual  installment  being payable on the date occurring  six (6)  months  after the Second  Anniversary  and subsequent  like  installments  being  payable  on  the  dates occurring every six (6) months thereafter.

                                      (12)

     SECTION 2.04. Interest.

     (a) The Borrower shall pay to the Bank interest on the unpaid principal amount of each Tranche A Loan and each Tranche B Loan for the period commencing on the date of each such Loan to but excluding the date such Loan or portion thereof shall be paid in full, at the following rates per annum:

         (i)      during the  periods  such Loan is a CD Loan,  the  Adjusted CD
                  Rate plus the Applicable Margin; and

         (ii)     during  the  periods  such  Loan  is a  Eurodollar  Loan,  the
                  Adjusted Eurodollar Rate plus the Applicable Margin.

     (b) The  Borrower  shall pay to the Bank  interest on the unpaid  principal amount of the Term Loans at a rate per annum equal to the Prime Rate.

     (c)  Notwithstanding   the  foregoing,   the  Borrower  shall  pay  to  the
Bankinterest  at the  Default  Rate on any  principal  of any  Loan  and (to the fullest  extent  permitted by law) on any other  amount  payable by the Borrower under this  Agreement or any other Loan Document  which is not paid in full when due (whether at stated maturity,  by acceleration or otherwise),  for the period from and  including  the due date thereof to but  excluding the date the same is paid in full.

     (d)  Accrued  interest  on the Loans shall be due and payable in arrears as follows:  (i) in the case of CD Loans,  on each Quarterly Date; (ii) in the case of each  Eurodollar  Loan,  on the last day of the Interest  Period with respect thereto;  (iii) in the case of each Term Loan,  every three (3) months after the
Term Loan  Conversion Date for such Loan; (iv) upon the payment or prepayment of any Term Loan or any Eurodollar Loan or the Conversion of any Eurodollar Loan to
a CD Loan (but only on the principal amount so paid, prepaid, or Converted); and
(v) on the Maturity  Date;  provided that  interest  payable at the Default Rate shall be payable from time to time on demand.

     SECTION 2.05. Borrowing Procedure.  The Borrower shall give the Bank notice of each  borrowing of a Tranche A Loan or Tranche B Loan hereunder in accordance with  Section  2.08.  Not  later  than 3:00  p.m.  (Charlotte  time) on the date specified for each such  borrowing  hereunder,  the Bank will make available the amount of the  Tranche A Loan or Tranche B Loan to be made by it on such date to the  Borrower by  depositing  the same in  immediately  available  funds,  in an account of the Borrower (designated by the Borrower) maintained with the Bank at the Principal Office or as otherwise directed by the Borrower.

                                      (13)

     SECTION 2.06. Prepayments, Conversions, and Continuations of Loans. Subject
to Section 2.07,  the Borrower  shall have the right from time to time to prepay all or part of the  Loans,  or to Convert  all or part of any  Tranche A Loan or
Tranche B Loan of one Type into a Loan of another  Type (but of the same  Class)
or to Continue Tranche A Loans or Tranche B Loans as Eurodollar Loans,  provided that:  (a) the  Borrower  shall  give the Bank  notice of each such  prepayment,
Conversion,  or Continuation  as provided in Section 2.08, (b) Eurodollar  Loans may only be Converted on the last day of the Interest Period, and (c) except for
Conversions into CD Loans, no Conversions or Continuations shall be made while a
Default has occurred and is continuing.  Prepayments of any Term Loan shall,  at the election of the Borrower (with notice to the Bank), be applied either (i) to installments of principal of such Loan in inverse order of maturity,  or (ii) to the then remaining installments of principal of such Loan pro rata. Principal of the Term Loans paid or prepaid may not be reborrowed.

     SECTION 2.07.  Minimum  Amounts.  Except for  Conversions  and  prepayments pursuant to Article III, each borrowing, each Conversion, and each prepayment of principal of the Loans shall be in an amount at least equal to $100,000.

     SECTION  2.08.  Certain  Notices.  Notices by the Borrower to the Bank of a
termination  or  reduction  of  the  Commitments,  of  borrowings,  Conversions,
Continuations  and optional  prepayments of Loans shall be irrevocable and shall be  effective  only if received by the Bank not later than 1:00 p.m.  (Charlotte time)  on the  number  of  Business  Days  prior  to the  date  of the  relevant termination,  reduction,  borrowing,  Conversion,  Continuation,  or  prepayment specified below:

                                                            Number of Business
Notice                                                              Days Prior
________________________________________________________________________________
Termination or reduction of
  Commitments                                                        3
Borrowing or prepayment of,
  or Conversions into, CD Loans                                  same day

Borrowing or prepayment of,
  Conversions into, or
  Continuations as, Eurodollar Loans                                 3

Each such notice of  termination  or reduction  shall  specify the amount of the
Commitments  to be  terminated  or  reduced.  Each  such  notice  of  borrowing,
Conversion,  Continuation,  or optional  prepayment shall specify (a) the Class, amount, and Type of the Loan to be borrowed,  Converted,  Continued,  or prepaid
(and,  in the  case of a  Conversion,  the  Type of Loan  to  result  from  such
Conversion),  and  (b) the  date  of  borrowing,  Conversion,  Continuation,  or prepayment  (which shall be a Business  Day). In the event the Borrower fails to select the Type of Loan,  within the time  period and  otherwise  as provided in this Section  2.08,  such Loan (if  outstanding  as a  Eurodollar  Loan) will be automatically Converted into a CD Loan on the last day of the preceding Interest
Period for such Loan or (if outstanding as a CD Loan) will remain as, or (if not then outstanding)  will be made as, a CD Loan.  Notices pursuant to this Section
2.08 may be verbal  provided  that they are  promptly  confirmed  in  writing by facsimile.

                                      (14)

     SECTION 2.09. Use of Proceeds.

     (a) The  proceeds  of the Tranche A Loans and Tranche B Loans shall be used by the Borrower for general corporate  purposes  including,  but not limited to, the financing of capital expenditures and the purchase of shares of common stock of the Borrower.

     (b) The  Borrower  will not,  directly or  indirectly,  use any part of the proceeds of the Loans for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, U, T, or X of the Board of Governors of the
Federal Reserve System, except for purchases of common stock of the Borrower.

     2.10.  Facility Fee. The Borrower shall pay to the Bank a facility fee (the
"Facility  Fee") in an amount  equal to  0.0575%  per annum on the amount of the
Commitments  (as reduced from time to time  pursuant to Section  2.01(c)  and/or
Section 2.12 hereof), payable quarterly in arrears on each Quarterly Date and on the Tranche A  Termination  Date.  The  Facility Fee shall not accrue (a) on the
Tranche A Commitment after the Tranche A Termination Date, or (b) on the Tranche
B Commitment after the Tranche B Termination Date

     SECTION 2.11. Computations.  Interest payable by the Borrower hereunder and under the other Loan  Documents  shall be computed on the basis of a year of 360 days  and the  actual  number  of days  elapsed  (including  the  first  day but excluding the last day) occurring in the period for which payable.

     SECTION 2.12.  Reduction or Termination of Commitments.  The Borrower shall have the right to irrevocably  terminate or reduce in part the unused portion of the  Commitments  at any time and from  time to  time,  provided  that:  (a) the
Borrower shall give notice of each such  termination or reduction as provided in
Section 2.08; and (b) each partial  reduction shall be in an aggregate amount at least equal to $1,000,000.

     SECTION  2.13.  Payments.  All payments of principal,  interest,  and other amounts to be made by the Borrower under this Agreement and other Loan Documents shall be made to the Bank at the  Principal  Office in Dollars,  in  immediately available funds, without setoff,  counterclaim or other deduction.  Whenever any payment under this  Agreement or any other Loan  Document  shall be stated to be due on a day that is not a Business  Day,  such  payment may be made on the next succeeding  Business  Day,  and such  extension  of time in such  case  shall be included in the computation of interest.

     SECTION 2.14.  Extension of Tranche A  Termination  Date Within ninety (90)
days prior to the date  occurring  one year prior to the  Tranche A  Termination
Date then in effect,  the Borrower may submit a written  request to the Bank for an extension of the Tranche A Termination  Date for an additional  period of one year. Within thirty (30) days after receipt by the Bank of such notice, the Bank shall give written  notice to the Borrower of its agreement or refusal to extend the Tranche A Termination Date;  provided,  however,  any failure by the Bank to respond to any such  request in a timely  manner shall be deemed to be a refusal by the Bank to extend the Tranche A Termination Date.

                                      (15)

     SECTION 2.15.  Extension of Tranche B Termination  Date. Within ninety (90)
days prior to the Tranche B  Termination  Date then in effect,  the Borrower may submit  a  written  request  of the  Bank  for an  extension  of the  Tranche  B
Termination Date for an additional  period of 364 days.  Within thirty (30) days after receipt by the Bank of such notice,  the Bank shall give written notice to the  Borrower of its  agreement  or refusal to extend the Tranche B  Termination
Date; provided,  however, any failure by the Bank to respond to any such request in a timely  manner  shall be  deemed to be a refusal  to extend  the  Tranche B
Termination Date.

     SECTION 2.16.  Lending Office. The Loans of each Class and Type made by the
Bank shall be made and  maintained at the Bank's  Applicable  Lending Office for
Loans of such Class and Type.

                                      (16)

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

     SECTION 3.01. Increased Cost and Reduced Return.

     (a) If on or  after  the  date  hereof,  the  Bank  shall  have  reasonably determined  that the adoption on or after the date hereof of any applicable law, rule, or regulation,  or any change in any applicable  law, rule, or regulation,
or  any  change  on  or  after  the  date  hereof  in  the   interpretation   or
administration   thereof  by  any  Governmental   Authority   charged  with  the
interpretation  or  administration  thereof,  or compliance by the Bank with any request or  directive  on or after the date  hereof  (whether  or not having the force of law) of any such Governmental Authority:

         (i)      shall  change the basis of taxation of any amounts  payable to the Bank under this Agreement or the Tranche A Note or Tranche
                  B Note in respect of any  Eurodollar  Loans  (other than taxes imposed  on  the  overall  net  income  of  the  Bank  or  its
                  Applicable  Lending  Office by the  jurisdiction  in which the
                  Bank  has its  Principal  Office  or such  Applicable  Lending
                  Office);

         (ii)     shall  impose or  modify  any  reserve,  special  deposit,  or
                  similar   requirement   (other  than  the  Eurodollar  Reserve
                  Percentage   utilized   in  the   determination   of  Adjusted
                  Eurodollar Rate) relating to any extensions of credit or other assets  of,  or any  deposits  with or  other  liabilities  or commitments of, the Bank (including the Commitments); or

         (iii)    shall impose on the Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting this
                  Agreement  or the  Tranche A Note or  Tranche B Note or any of
                  such extensions of credit or liabilities or commitments;

                  and the result of any of the foregoing is to increase the cost to the Bank (or its  Applicable  Lending  Office) of making or maintaining any Eurodollar Loans or to reduce any sum received or receivable by the Bank under this  Agreement or the Tranche
                  A Note or  Tranche B Note with  respect to  Eurodollar  Loans, then the Borrower  shall pay to the Bank on demand such amount or amounts as will compensate the Bank for such increased cost or reduction.

     (b) If on or  after  the  date  hereof,  the  Bank  shall  have  reasonably determined  that the adoption on or after the date hereof of any applicable law, rule, or regulation regarding capital adequacy or any change therein on or after the date hereof or in the  interpretation or administration  thereof on or after the date hereof by any Governmental Authority charged with the interpretation or administration  thereof, or any request or directive on or after the date hereof regarding  capital adequacy (whether or not having the force of law) of any such
Governmental  Authority,  has the effect of  reducing  the rate of return on the capital of the Bank as a consequence  of the Bank's  obligations  hereunder to a level  below  that which the Bank could  have  achieved  but for such  adoption, change,  request,  or directive by an amount  deemed by the Bank to be material, then from  time to time  upon  demand  the  Borrower  shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

                                      (17)

     (c) The Bank will promptly notify the Borrower of any event or circumstance of which it has knowledge,  occurring after the date hereof,  which will entitle the Bank to compensation pursuant to Section 3.01(a) or Section 3.01(b) and will designate a different  Applicable  Lending Office if such designation will avoid the need for,  or reduce the amount of, such  compensation  and will not, in the reasonable  judgment of the Bank,  be otherwise  disadvantageous  to the Bank. A certificate  of the Bank  claiming  compensation  under this Section and setting forth in  reasonable  detail the basis for the claim  shall be  provided  to the
Borrower  with such notice.  In  determining  such amount,  the Bank may use any reasonable averaging and attribution methods.

     (d) The Bank  shall  not be  entitled  to claim  compensation  pursuant  to
Section 3.01(a) or Section 3.01(b) for any increased cost,  reduction in amounts received or  receivable,  or reduction in rate of return (i) incurred or accrued on or before the  ninetieth  (90th) day  following  the date that the Bank first notifies the Borrower of the change in law or other  circumstances on which such claim is based, or (ii) incurred as a result of the fault of the Bank.

     SECTION 3.02.  Limitation on Eurodollar  Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

     (a)  the  Bank  reasonably  determines  that  by  reason  of  circumstances affecting the London  interbank  market,  adequate and  reasonable  means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

     (b) the Bank reasonably  determines that the Adjusted  Eurodollar Rate will not  adequately  and fairly  reflect the cost to the Bank of funding  Eurodollar
Loans for such Interest Period;

then the Bank shall give the Borrower  prompt  notice  thereof  setting forth in reasonable  detail  the basis for the Bank's  determination  and so long as such condition  remains in  effect,  the Bank  shall be under no  obligation  to make additional  Eurodollar Loans,  Continue Eurodollar Loans, or to Convert CD Loans
into  Eurodollar  Loans and the Borrower  shall,  on the last day(s) of the then current Interest Period(s) for the outstanding  Eurodollar Loans,  either prepay such Loans or Convert such Loans into CD Loans in  accordance  with the terms of this Agreement.

     SECTION  3.03.  Illegality.  Notwithstanding  any other  provision  of this
Agreement, in the event that it becomes unlawful for the Bank to make, maintain, or fund  Eurodollar  Loans  hereunder,  then the Bank shall promptly  notify the
Borrower thereof and the Bank's obligation to make or Continue  Eurodollar Loans and to Convert CD Loans into Eurodollar Loans shall be suspended until such time as the Bank may again make, maintain, and fund Eurodollar Loans and the Borrower shall,  on the last day of the Interest Period for each  outstanding  Eurodollar
Loan (or earlier,  if required by law), either prepay such Loans or Convert such
Loans into CD Loans in accordance with the terms of this Agreement. In the event that it becomes lawful for the Bank to make, maintain, or fund Eurodollar Loans, the Bank shall give the Borrower prompt notice thereof.

                                      (18)

     SECTION  3.04.  Compensation.  Upon the request of the Bank,  the  Borrower shall pay to the Bank such  amount or  amounts  as shall be  sufficient  (in the reasonable  opinion  of the  Bank)  to  compensate  it for any  cost or  expense incurred by it as a result of:

     (a) any payment,  prepayment  or  Conversion  of a Eurodollar  Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to
Section  7.02) not the fault of the Bank on a date other than the last day of an
Interest Period for such Loan, provided, that the Borrower shall not be required to compensate the Bank if the reason for such payment,  prepayment or Conversion relates to any of the circumstances described in Sections 3.01 or 3.03; or

     (b)  any  failure  by the  Borrower  for  any  reason  (including,  without limitation,  the failure of any conditions  precedent specified in Article IV to be satisfied) not the fault of the Bank to borrow, Convert,  Continue, or prepay a Eurodollar Loan on the date for such borrowing,  Conversion,  Continuation, or
prepayment   specified  in  the  relevant   notice  of  borrowing,   prepayment,
Continuation,  or Conversion under this Agreement,  provided,  that the Borrower shall not be required to  compensate  the Bank if the reason for such failure to borrow,  Convert,  Continue,  or  prepay  relates  to any  of the  circumstances described in Sections 3.01, 3.02 or 3.03.

     Without limiting the effect of the preceding  sentence,  such  compensation
shall  include  any  cost  or  expense   incurred  by  the  Bank  in  obtaining,
liquidating, or employing deposits from third parties.

                                      (19)

                                   ARTICLE IV

                                   CONDITIONS

     SECTION 4.01.  Initial Tranche A Loan or Tranche B Loan. The  effectiveness of this Agreement and the  obligation of the Bank to make the initial  Tranche A
Loan  or  Tranche  B Loan  hereunder  are  subject  to the  satisfaction  of the following conditions:

     (a) receipt by the Bank of the duly executed Tranche A Note, complying with the provisions of Section 2.02(a);

     (b) receipt by the Bank of the duly executed Tranche B Note, complying with the provisions of Section 2.02(b);

     (c) receipt by the Bank of the Guaranty  duly  executed by the  Guarantors;
and

     (d) receipt by the Bank of a  certificate  of the  Secretary  or  Assistant
Secretary  of each Loan  Party,  dated the date hereof and  certifying  (i) that attached  thereto is a true and complete copy of the  corporate  charter of such
Person and all  amendments  thereto,  (ii) that  attached  thereto is a true and complete copy of the by-laws of such Person and all  amendments  thereto,  (iii)
that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or the  executive  committee of the board of directors of such Person  authorizing  the execution,  delivery,  and performance of the Loan
Documents  to which such Person is or is  intended to be a party,  and that such resolutions have not been modified,  rescinded, or amended and are in full force and effect, and (iv) as to the incumbency and specimen signature of each officer of such  Person  executing  the Loan  Documents  to which  such  Person is or is intended to be a party and each other  document to be  delivered  by such Person from time to time in connection therewith (and the Bank may conclusively rely on each such certificate until it receives notice in writing from such Person).

     SECTION 4.02.  Each Tranche A Loan or Tranche B Loan. The obligation of the
Bank to make any Tranche A Loan or Tranche B Loan (including the initial Tranche
A Loan or  Tranche  B Loan) is  subject  to the  satisfaction  of the  following conditions precedent:

                                      (20)

     (a) receipt by the Bank of a notice of borrowing in accordance with Section
2.08;

     (b) the fact that  immediately  after the making of such  Tranche A Loan or
Tranche B Loan,  the  aggregate  outstanding  principal  amount of the Tranche A
Loans or  Tranche B Loans (as the case may be) will not exceed the amount of the
Tranche A Commitment or the Tranche B Commitment (as the case may be);

     (c) the fact that, immediately before and after such Loan, no Default shall have occurred and be continuing; and

     (d) the fact that the  representations  and  warranties of the Loan Parties contained  in this  Agreement  and the other  Loan  Documents  shall be true and correct on and as of the date of such Loan.

Each borrowing  hereunder shall be deemed to be a representation and warranty by the  Borrower  on the  date of such  borrowing  that  the  conditions  precedent specified in clauses (b), (c), and (d) of this Section have been satisfied.

     SECTION 4.03.  Term Loans.  The  obligation of the Bank to convert all or a portion of the  Tranche A Loan to a Term Loan  pursuant  to  Section  2.01(c) is subject to the satisfaction of the following conditions precedent:

     (a)  receipt  by the Bank of a notice of  conversion  pursuant  to  Section
2.01(c);

     (b) receipt by the Bank of a duly executed  Term Note for such Loan,  dated the Term Loan  Conversion  Date for such Loan,  complying with the provisions of
Section 2.02(c);

     (c) if any  Tranche A Loans  will be  outstanding  after  such  conversion, receipt  by the Bank of a duly  executed  Tranche  A Note,  dated  the Term Loan
Conversion Date for such Loan, complying with the provisions of Section 2.02(b);

     (d) the fact that  immediately  before and after the  conversion  of all or part of the Tranche A Loans to a Term Loan,  no Default  shall have occurred and be continuing; and

     (e) the fact that the  representations  and  warranties of the Loan Parties contained  in this  Agreement  and the other  Loan  Documents  shall be true and correct on and as of the date of such conversion.

     The  conversion  of all or  part of the  Tranche  A  Loans  to a Term  Loan pursuant to Section 2.01(a) shall be deemed a representation and warranty by the
Borrower  on the Term Loan  Conversion  Date for such  Loan that the  conditions precedent specified in clauses (d) and (e) of this Section have been satisfied.

                                      (21)

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     To induce the Bank to enter into this  Agreement,  the Borrower  represents and warrants to the Bank that:

     SECTION  5.01.  Existence.  The  Borrower  (a) is duly  organized,  validly existing,  and in  good  standing  under  the  laws of the  jurisdiction  of its organization;  and (b) has the requisite  power and authority and legal right to own its  assets  and carry on its  business  as now being or as  proposed  to be conducted.  The Borrower has the power,  authority,  and legal right to execute, deliver, and perform its obligations under the Loan Documents.

     SECTION 5.02.  Financial  Statements.  The Financial  Statements  have been prepared  in  accordance  with  GAAP,  and  fairly and  accurately  present  the financial  condition of the Borrower and the  Subsidiaries  as of the respective dates indicated therein and the results of operations for the respective periods indicated  therein.  Since the effective  date of the Financial  Statements,  no event or condition has occurred  that the Borrower  expects will have a Material
Adverse Effect.

     SECTION  5.03.  Authorization;  No Breach.  The  execution,  delivery,  and performance  by the  Borrower of the Loan  Documents  to which it is a party and compliance  with the terms and provisions  thereof have been duly  authorized by all  requisite  action on the part of the  Borrower  and do not:  (a) violate or conflict  with,  or result in a breach of, or require any consent  under (i) the articles of  incorporation,  bylaws,  or other  organizational  documents of the
Borrower or any of the Material Subsidiaries, (ii) to the best of the Borrower's knowledge,  any  applicable  law,  rule,  or  regulation  or  any  order,  writ, injunction,  or decree of any Governmental Authority or arbitrator, or (iii) any
agreement  or   instrument  to  which  the  Borrower  or  any  of  the  Material
Subsidiaries  is a party or by which  any of them or any of  their  Property  is bound or subject;  or (b)  constitute a default,  or result in the creation of a
Lien (other than Liens permitted by this Agreement), under any such agreement or instrument.  Neither the Borrower  nor any  Subsidiary  is in default  under any indenture,  mortgage,  deed of trust,  agreement, or instrument to which it is a party or by  which  it may be bound  and  which  is  material  to the  financial condition of the Borrower and its Subsidiaries on a consolidated basis.

                                      (22)

     SECTION  5.04.  Litigation.  There is no action,  suit,  investigation,  or proceeding before or by any Governmental  Authority or arbitrator pending, or to the knowledge of the Borrower,  threatened  against or affecting the Borrower or any Subsidiary, that the Borrower expects will have a Material Adverse Effect.

     SECTION 5.05.  Enforceability.  This Agreement  constitutes,  and the other
Loan Documents when executed and delivered by the Borrower shall constitute, the legal, valid, and binding  obligations of the Borrower,  enforceable against the
Borrower  in  accordance  with  their  respective  terms,  except as  limited by applicable Debtor Relief Laws and general principles of equity.

     SECTION 5.06. Approvals. No authorization,  approval, or consent of, and no filing or  registration  with, any  Governmental  Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of any of the  Loan  Documents  to  which  it is a  party  or for the  validity  or enforceability thereof.

     SECTION 5.07.  Compliance with Laws. The Borrower and its  Subsidiaries are in compliance in all material  respects with all  applicable  laws,  rules,  and regulations,  other than such laws,  rules,  and regulations (i) the validity or applicability  of which the Borrower or such  Subsidiary  is  contesting in good faith by  appropriate  proceedings  or (ii)  failures  to comply  with which the
Borrower reasonably expects will not have a Material Adverse Effect.

     SECTION  5.08.  Ownership  of  Property;   Liens.  The  Borrower  and  each
Subsidiary  has good  record  and  marketable  title in fee  simple to, or valid leasehold  interests  in, all real  property  necessary  or used in the ordinary conduct  of its  business,  except  for such  defects  in  title  as would  not, individually or in the aggregate, have a Material Adverse Effect. As of the date of this Agreement,  the property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 6.03.

                                      (23)

                                   ARTICLE VI

                                    COVENANTS

    The Borrower agrees that, so long as the Bank has any Commitments hereunder or any amount payable under the Notes remains unpaid, the Borrower:

     SECTION 6.01. Information. Shall deliver to the Bank:

     (a) within 90 days after the end of each fiscal year of the  Borrower,  the
Borrower's  consolidated  financial statements as of the end of such fiscal year unless  approval is granted by the Securities and Exchange  Commission for later filing of the Borrower's financial  statements.  Such financial statements shall contain a  consolidated  balance  sheet and related  consolidated  statements of income  and cash  flows  for such  fiscal  year  setting  forth in each  case in comparative  form the figures for the  previous  fiscal  year,  all  prepared in accordance  with GAAP and audited by the  independent  public  accountants  then engaged by the Borrower.

     (b) within 45 days after the end of the first three quarters of each fiscal year of the Borrower, those financial reports which are required to be submitted to the Securities and Exchange  Commission  quarterly unless approval is granted by the  Securities  and Exchange  Commission  for later filing of the Borrower's reports.  Such quarterly reports shall contain a consolidated  balance sheet and related consolidated  statements of income and cash flows and shall be signed by the  principal  accounting  officer of the  Borrower as having been  prepared in accordance with GAAP (subject to normal year-end adjustments).

     (c)  within  three (3)  Business  Days after any  executive  officer of the
Borrower obtains knowledge of any Default,  a certificate of the chief financial officer of the Borrower  setting forth the details  thereof and any action which the Borrower is taking or proposes to take with respect thereto.

     (d) within three (3) Business Days after the occurrence thereof,  notice to the Bank of any change in the  individuals  holding the positions of Chairman of the Board or President of the Borrower; and

     (e) from time to time such additional  information  regarding the financial condition  or  business of the  Borrower  and the  Subsidiaries  as the Bank may
reasonably request.

                                      (24)

     SECTION 6.02. Fundamental  Obligations.  Shall, and shall cause each of the
Subsidiaries to:

     (a) preserve and maintain  all of its rights,  privileges,  and  franchises necessary  or  desirable  in the normal  conduct of its  business,  except where failure  to do the same  could not  reasonably  be  expected  to have a Material
Adverse Effect.

     (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental  Authorities  except for instances of  non-compliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (c) pay and discharge  when due all taxes,  assessments,  and  governmental charges  or  levies  imposed  on it or on its  income or  profits  or any of its
Property,  except for any such tax,  assessment,  charge, or levy the payment of which is being  contested  in good faith and by proper  proceedings  and against which adequate  reserves are being  maintained and except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (d)  maintain all of its  Properties  owned or used in its business in good working  order and  condition  ordinary  wear and tear  excepted,  except  where failure to so maintain such Properties  could not reasonably be expected to have a Material Adverse Effect.

     (e) permit  representatives  of the Bank, during normal business hours, and upon reasonable prior notice to the Borrower, to inspect its Properties,  and to discuss its business and affairs with its officers, directors and accountants.

     (f) maintain  insurance (which may include self insurance) in such amounts, with such  deductibles,  and against  such risks as is customary  for  similarly situated  businesses,  except where failure to so maintain  insurance  could not reasonably be expected to have a Material Adverse Effect.

     SECTION  6.03.  Liens.  Shall not  create,  nor shall it permit  any of its
Subsidiaries to directly or indirectly,  incur,  assume or suffer to exist,  any
Lien upon any of its  Property  or  revenues,  whether  now  owned or  hereafter acquired, other than the following:

     (a) Liens pursuant to any Loan Document;

     (b) Liens  existing on the date  hereof,  and any  renewals  or  extensions thereof, provided that the property covered thereby is not increased;

     (c)  Liens  for  taxes,  assessments  or  charges  (i)  which  are  not yet delinquent,  (ii) which are being  contested  in good  faith and by  appropriate proceedings,  if adequate  reserves with respect  thereto are  maintained on the books of the applicable  Person in accordance with GAAP, or (iii) are not in the
aggregate  material  to  the  financial   condition  of  the  Borrower  and  its
Subsidiaries on a consolidated basis;

                                      (25)

     (d)       carriers’,       warehousemen’s,       mechanics’,
materialmen’s,  landlords'  repairmen’s or other like Liens arising in the ordinary  course of business  which (i) do not in the  aggregate  materially impair the value or use of the related Properties or other assets in the conduct of the Borrower's or any relevant Subsidiary's  business, or (ii) are not in the
aggregate  material  to  the  financial   condition  of  the  Borrower  and  its
Subsidiaries on a consolidated basis;

     (e) pledges, deposits or unsecured standby letters of credit (not including any  collateral  pledged to the issuer of any letter of credit  pursuant to such issuer's  contractual  right to demand collateral upon the occurrence of certain events or  conditions  occurring  subsequent  to the  issuance of such letter of credit  (such  collateral,  "Default  Collateral"))  in the  ordinary  course of business in  connection  with  general  liability,  workers’  compensation, unemployment insurance and other social security legislation;

     (f) deposits or pledges to secure the performance of bids,  trade contracts
(other than for  borrowed  money),  leases,  statutory  obligations,  surety and appeal bonds,  performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) easements,  rights-of-way,  restrictions and other similar encumbrances affecting real property which are not in the aggregate material to the financial condition of the Borrower and its Subsidiaries on a consolidated basis;

     (h) Liens  securing  judgments  for the  payment  of money in an  aggregate amount not in excess of $25,000,000 (except to the extent covered by independent third-party  insurance as to which the insurer has  acknowledged  in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than 60  consecutive  days during  which  execution  is not  effectively stayed (or execution has not been otherwise  effectively suspended in accordance with the laws of the relevant jurisdiction); and

     (i) Liens arising from letters of credit issued for the account of Borrower or any of its  Subsidiaries  in  connection  with the purchase of inventory  and equipment in the ordinary course of business;  provided,  however, that (i) this
Subparagraph  (i) shall  not apply to any  Default  Collateral,  and (ii)  Liens arising under this Subparagraph (i) shall at no time exceed $250,000,000;

     (j) Liens upon Property  heretofore  leased or leased after the date hereof
(under  operating or capital  leases) in the ordinary  course of business by the
Borrower  or any of its  Subsidiaries  in favor  of the  lessor  created  at the inception of the lease transaction,  securing obligations of the Borrower or any of its  Subsidiaries  under or in  respect  of such  lease and  extending  to or covering only the Property  subject to the lease (including  without  limitation distribution center conveyors,  racks and related equipment,  and trailers to be used in shipping operations); and

     (k) Liens  (other  than Liens of the type  permitted  in  Subparagaphs  (a)
through (j) above (collectively, "Permitted Liens")) securing Debt, which do not in the  aggregate  exceed 15.0% of  Consolidated  Net Worth  (minus  outstanding
Permitted Liens under Subparagraph (h) above) at any time.

                                      (26)

     SECTION  6.04.  Leverage  Ratio.  The Borrower will not permit the Leverage
Ratio, at any time during any fiscal quarter to be greater than 0.50 to 1.0.

     SECTION 6.05.  Consolidated  Fixed Charge Coverage Ratio. The Borrower will not permit the  Consolidated  Fixed Charge Coverage Ratio,  calculated as of the end of each fiscal  quarter of the Borrower for the four fiscal  quarters of the
Borrower then most recently ended, to be less than 2.00 to 1.0.

     SECTION 6.06.  Disposition of Property. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, assign,  transfer,  or otherwise dispose of all or  substantially  all of its Properties  (including the stock of any  Subsidiaries),  whether  in one  transaction  or a series of  transactions;
provided that:

     (a) the Borrower and its  Subsidiaries  may sell  inventory in the ordinary course of business;

     (b) the Borrower  and its  Subsidiaries  may sell,  open,  close,  or lease stores and  distribution  facilities and their related assets and may enter into sale and leaseback  transactions  with respect to their stores and  distribution facilities and their related assets;

     (c) any  Subsidiary  (other  than a  Guarantor)  may  transfer  Property to another Subsidiary or the Borrower; and

     (d) any  Guarantor  may  transfer  Property  to  another  Guarantor  or the
Borrower.

     SECTION 6.07. Mergers, Consolidations, Etc.

     (a) The Borrower shall not (i) merge or consolidate  with or into any other
Person  unless the Borrower is the  surviving  corporation  and no Default shall
exist   immediately   prior  to  or  after  giving  effect  to  such  merger  or consolidation, or (ii) dissolve, liquidate, or terminate its legal existence.

     (b) The Borrower shall not (i) permit any Guarantor to merge or consolidate with or into any Person  unless a Guarantor  or the  Borrower  is the  surviving corporation  and no Default  shall exist  immediately  prior to or after  giving effect  to such  merger  or  consolidation,  or (ii)  permit  any  Guarantor  to dissolve,  liquidate,  or terminate its legal existence  (except as permitted in clause (a)(i) or (b)(i) of this Section 6.07).

                                      (27)

                                   ARTICLE VII

                                    DEFAULT

     SECTION 7.01. Events of Default.  Each of the following shall constitute an
"Event of Default":

     (a) the Borrower  shall fail to pay when due any  principal of any Loan and such failure shall continue for a period of three (3) Business Days after notice thereof to the Borrower by the Bank.

     (b) the Borrower  shall fail to pay when due any interest on any Loan,  any fee, or any other amount  payable  under this  Agreement  and such failure shall continue for a period of ten (10) days after  notice  thereof to the Borrower by the Bank.

     (c) any representation or warranty made (or deemed made pursuant to Section
4.02 or 4.03) in any Loan Document or in any certificate or financial  statement delivered  pursuant  hereto  shall be false,  misleading,  or  erroneous  in any material  respect when made or so deemed made and such  deficiency  shall remain unremedied  for a period of ten (10) days after notice  thereof  shall have been given  by the  Bank to the  Borrower,  or such  additional  periods  as shall be necessary to remedy such  deficiency if the Borrower is proceeding in good faith to remedy such  deficiency  and if the failure to remedy the  deficiency  within said period of ten (10) days will not, in the  reasonable  determination  of the
Bank, have a Material Adverse Effect.

     (d) the Borrower shall fail to comply with Section 6.01(c).

     (e) any Loan Party shall fail to perform, observe, or comply with any other covenant,  agreement,  or term  contained  in any Loan  Document  (other  than a failure covered  elsewhere in this Section 7.01) and such failure shall continue for a period of thirty (30) days after notice  thereof to such Loan Party by the
Bank.

     (f) any Loan Party or any  Material  Subsidiary  or  Material  Subsidiaries
shall admit in writing its or their inability to, or be generally unable to, pay its or their debts as such debts become due.

     (g) any  voluntary or  involuntary  proceeding  under any Debtor Relief Law shall be commenced by or against any Loan Party or any  Material  Subsidiary  or
Material  Subsidiaries or any of their respective  assets, and if an involuntary proceeding is commenced,  such  proceeding  shall not be dismissed  within sixty
(60) days after the commencement thereof.

     (h) any Loan Party or any  Material  Subsidiary  or  Material  Subsidiaries
shall fail to pay when due any  principal of or interest on any Debt (other than the Notes) having an outstanding  principal  amount greater than $25,000,000 and such failure shall continue for a period of ten (10) days,  whether as principal obligor,  guarantor, or otherwise, or any event shall have occurred that permits
(after the passage of any applicable grace period) any holder or holders of such
Debt or any Person acting on behalf of such holder or holders to accelerate  the maturity thereof and such event shall continue for a period of ten (10) days.

     (i) any  judgment  or order  for the  payment  of  money  (not  covered  by insurance  where the insurer has  confirmed  coverage) in excess of  $25,000,000 shall be rendered against any Loan Party or any Material  Subsidiary or Material
Subsidiaries and such judgment or order shall continue  unsatisfied and unstayed
(or execution thereof shall not have not been otherwise effectively suspended in accordance  with the laws of the  relevant  jurisdiction)  for a period of sixty
(60) days.

                                      (28)

     (j) any Guarantor  repudiates its obligations under the Guaranty or asserts that the Guaranty is unenforceable,  or the Guaranty ceases for any reason to be enforceable and in full force and effect.

     (k) each of the following events shall have occurred:

         (i)      any person or group of persons  (within the meaning of Section
                  13 or 14 of the  Securities  Exchange Act of 1934, as amended)
                  (other  than Mr.  Leon  Levine  and his  Family  Members or an investment  manager acceptable to Bank in its sole discretion)
                  shall have acquired  beneficial  ownership (within the meaning of Rule  13d-3  promulgated  by the  Securities  and  Exchange
                  Commission  under said Act) of 40% or more of the  outstanding shares of common stock of the Borrower;

         (ii)     Mr. Leon Levine and his Family Members  collectively shall own less than 15% of the outstanding shares of common stock of the
                  Borrower; and

         (iii)    one hundred  fifty (150) days shall have elapsed from the date that the  events  specified  in  clauses  (i) and (ii) of this paragraph (k) shall have occurred.

     (l) any of the  following  events  shall occur or exist with respect to any member of the  ERISA  Group:  (i) any  prohibited  transaction  (as  defined  in
Sections  406 and 408 of ERISA and Section 4975 of the  Internal  Revenue  Code)
involving  any Plan;  (ii) any  reportable  event (as defined in Section 4043 of
ERISA) with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the  termination  of any Plan;  (iv)
any event or circumstance  that might constitute  grounds  entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer,  any Plan, or the institution by the
PBGC of any such  proceedings;  (v) any  "accumulated  funding  deficiency"  (as defined in Section  302 of ERISA),  whether or not waived;  or (vi)  complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and
in each case above,  such event or condition,  together with all other events or conditions,  if any, have  subjected or could in the  reasonable  opinion of the
Bank subject the Borrower and its  Subsidiaries  to any tax,  penalty,  or other liability to a Plan,  a  Multiemployer  Plan,  the PBGC,  or  otherwise  (or any combination  thereof)  which in the  aggregate  exceed  or could  reasonably  be expected to exceed $25,000,000.

                                      (29)

     SECTION  7.02.  Remedies.  If any  Event  of  Default  shall  occur  and be continuing, the Bank may do any one or more of the following:

     (a)  Acceleration.  Declare all  outstanding  principal  of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents  immediately  due and payable,  and the same shall  thereupon become immediately due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or other notices or formalities of any kind, all of which are hereby expressly waived by the Borrower.

     (b) Termination of Commitments. Terminate the Commitments without notice to the Borrower.

     (c) Rights. Exercise any and all rights and remedies afforded by applicable law or otherwise.

Notwithstanding the foregoing,  upon the occurrence of an Event of Default under
Section  7.01(g),  the  Commitments  shall  automatically   terminate,  and  the
outstanding  principal  of and accrued and unpaid  interest on the Notes and all other amounts  payable by the Borrower under the Loan Documents  shall thereupon become immediately due and payable without presentment,  demand, protest, notice of acceleration, notice of intent to accelerate, or other notices or formalities of any kind, all of which are hereby expressly waived by the Borrower.

                                      (30)

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION  8.01.  Right  of  Set-off.  Upon the  occurrence  and  during  the continuance of any Event of Default,  the Bank is hereby  authorized at any time and from time to time,  to the fullest  extent  permitted by law, to set off and apply any and all deposits (general or special,  time or demand,  provisional or final) at any time held and other indebtedness at any time owing by the Bank (or any of its  Affiliates)  to or for the  credit or the  account  of the  Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan  Documents,  irrespective of whether the Bank shall have made any demand under the Loan Documents and although such  obligations may be unmatured.
The Bank  agrees  promptly  to notify the  Borrower  after any such  set-off and application made by the Bank; provided,  however,  that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this  Section  are in addition  to other  rights and  remedies
(including, without limitation, other rights of set-off) that the Bank may have.

     SECTION 8.02. No Waiver; Cumulative Remedies. No failure on the part of the
Bank to  exercise  and no delay in  exercising,  and no course of  dealing  with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver  thereof,  nor shall any  single or partial  exercise  of any right, power,  or  privilege  under any Loan  Document  preclude  any other or  further exercise  thereof or the exercise of any other right,  power, or privilege.  The rights and remedies  provided for in the Loan  Documents are  cumulative and not exclusive of any rights and remedies provided by law.

     SECTION 8.03.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their  respective  successors and  assigns,  except that the  Borrower  may not assign or transfer  any of its rights or obligations  hereunder  without the prior written consent of the Bank.
The Bank may at any time and from time to time (a) grant participating interests in the  Commitments  and the Loans to any  Person(s),  and (b) assign all or any portion  of its  rights  and/or  obligations  under  the Loan  Documents  to any
Person(s);  provided, that the Bank may not assign its Commitments to any Person
(other than an Affiliate of the Bank) without the prior  written  consent of the
Borrower.  All information provided by the Borrower to the Bank may be furnished by the  Bank  to its  Affiliates  and to any  actual  or  proposed  assignee  or participant, provided that any actual or proposed assignee or participant agrees to be bound by the provisions of Section 8.14.

     SECTION  8.04.  Amendments.  No amendment or waiver of any provision of any
Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall be effective unless the same shall be agreed or consented  to in writing by the Bank and the  Borrower,  and each such waiver or consent  shall be effective  only in the specific  instance and for the specific purpose for which given.

     SECTION 8.05. Notices. All notices,  requests,  and other communications to either  party  hereunder  shall be in writing  (including  bank wire,  facsimile transmission,  or  similar  writing)  and  shall be  given to such  party at its address or facsimile  number set forth on the signature pages hereof.  Each such notice, request, or other communication shall be effective when received.

                                      (31)

     SECTION 8.06.  Counterparts.  This Agreement may be executed in one or more counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

     SECTION 8.07. Severability. Any provision of this Agreement held by a court of competent  jurisdiction  to be invalid or  unenforceable  shall not impair or invalidate  the  remainder of this  Agreement  and the effect  thereof  shall be confined to the provision held to be invalid or illegal.

     SECTION  8.08.  Controlling  Agreement.  Notwithstanding  anything  to  the contrary contained in any Loan Document,  the interest paid or agreed to be paid under the Loan  Documents  shall not exceed  the  maximum  rate of  non-usurious interest  permitted by applicable  law (the "Maximum  Rate").  If the Bank shall receive  interest in an amount that  exceeds the  Maximum  Rate,  the  excessive interest  shall be applied to the  principal  of the Loans or, if it exceeds the unpaid principal, refunded to the Borrower.

     SECTION 8.09. Indemnification. Each party to this Agreement against which a claim, demand,  action or cause of action (each, a "Claim") is asserted (in such capacity, an "Indemnitor"), and only to the extent that such Claim arises out of actions  taken by such  Indemnitor in connection  with the Loan  Documents,  any predecessor loan documents, the Commitments,  the use or contemplated use of the proceeds of any Loan, or the  relationship  of any Loan Party and the Bank under this  Agreement or any other Loan Document,  agrees to indemnify,  save and hold harmless the other parties,  their respective  Affiliates,  and their respective
directors,   officers,   employees,   counsel,   agents  and   attorneys-in-fact
(collectively  the  “Indemnitees”)  from and against:  (a) any and all
Claims that are asserted against any Indemnitee by any Person relating  directly or  indirectly  to a Claim that such  Person  asserts or may assert  against the
Indemnitor,  any Affiliate of an Indemnitor or any of their respective  officers or directors; (b) any and all Claims that may at any time be asserted or imposed against any Indemnitee;  (c) any  administrative or investigative  proceeding by any Governmental Authority arising out of or related to a Claim; and (d) any and all liabilities  (including  liabilities under  indemnities),  losses,  costs or expenses  (including  reasonable attorney fees and expenses) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing  Claim,  or as a result of the  preparation of any defense in connection with any foregoing Claim
(including  without  limitation  any  subpoena,  court order,  interrogatory  or administrative  investigation),  and whether or not an  Indemnitee is a party to
such   Claim   (all   the   foregoing,   collectively,   the   “Indemnified
Liabilities”);   provided   that  no   Indemnitee   shall  be  entitled  to
indemnification for any Claim caused by its own negligence or willful misconduct or for any  loss  asserted  against  it by  another  Indemnitee;  and,  provided further, that, to the extent that any Claim is brought by or relates to a Person that is not a party to this Agreement or any other Loan Document, the Indemnitor shall be permitted to defend such claim, demand, action or cause of action using professional  advisors chosen by the Indemnitor,  subject to the approval of the
Indemnitee(s)  which  shall  not  be  unreasonably   withheld  or  delayed.  The
agreements in this Section shall survive the  termination of the Commitments and repayment of all the Loans and other obligations of the Loan Parties hereunder.

                                      (32)

     SECTION 8.10.  Survival.  All representations and warranties made or deemed made by the  Borrower in the Loan  Documents  shall  survive the  execution  and delivery  thereof and the making of the Loans,  and no investigation by the Bank or any closing shall affect the  representations  and warranties by the Borrower or the right of the Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder,  the obligations of the Borrower and the Bank  under  Article  III  shall  survive  repayment  of the  Notes  and termination of the Commitments.

     SECTION 8.11. Governing Law. This Agreement and the Notes shall be governed by and construed in accordance  with, the law of the State of North Carolina and the applicable  laws of the United States of America.  The Borrower and the Bank
hereby submit to the  nonexclusive  jurisdiction  of the United States  District
Court and each state court in Charlotte,  North Carolina for the purposes of all legal proceedings arising out of or relating to any of the Loan Documents or the transactions contemplated thereby. The Borrower and the Bank irrevocably consent to the service of any and all process in any such  action or  proceeding  by the mailing of copies of such process to the  Borrower or the Bank,  as the case may be, at its address set forth underneath its signature  hereto.  The Borrower and the  Bank  irrevocably  waive,  to the  fullest  extent  permitted  by law,  any objection  which either of them may now or  hereafter  have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION  8.12.  WAIVER OF JURY TRIAL.  TO THE FULLEST  EXTENT  PERMITTED BY
APPLICABLE  LAW,  EACH OF THE PARTIES  HERETO HEREBY  IRREVOCABLY  AND EXPRESSLY
WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION,  PROCEEDING,  OR COUNTERCLAIM
(WHETHER BASED UPON CONTRACT,  TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO
ANY  LOAN  DOCUMENT  OR ANY  OF THE  TRANSACTIONS  CONTEMPLATED  THEREBY  OR THE
NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     SECTION 8.13. ENTIRE  AGREEMENT.  THIS WRITTEN AGREEMENT AND THE OTHER LOAN
DOCUMENTS  REPRESENT  THE FINAL  AGREEMENT  BETWEEN  THE  PARTIES AND MAY NOT BE
CONTRADICTED  BY  EVIDENCE  OF  PRIOR,   CONTEMPORANEOUS,   OR  SUBSEQUENT  ORAL
AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL  AGREEMENTS  BETWEEN THE
PARTIES.

     SECTION  8.14.  Confidentiality.  The  Bank  agrees,  with  respect  to any non-public  information delivered or made available by the Borrower to the Bank, to maintain  the  confidentiality  of such  information.  Nothing  herein  shall prevent  the  Bank  from  disclosing  such  information  (i) to its  Affiliates, officers,  directors,  employees,  agents, attorneys, and accountants,  provided that each such Person  shall be informed of, and directed to abide by, the terms of this Section 8.14,  (ii) upon the order,  request,  or demand of any court or other  Governmental  Authority  (other than bank regulatory  authorities  having jurisdiction  over  the  Bank);  provided,  that the Bank  will  furnish  to the
Borrower  prompt  notice of any such request or demand as far in advance of such disclosure  as may be  reasonably  practicable  so that the Borrower may, at the
Borrower's  expense,  seek  an  appropriate  protective  order,  (iii)  to  bank regulatory  authorities  having  jurisdiction over the Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Bank, the Borrower,  or their respective  Affiliates may be a party,  provided  that the Bank shall give the  Borrower  reasonable  prior notice  of such  disclosure  by the Bank or any of its  Affiliates,  (vi) to the
extent  reasonably  required in connection  with the exercise by the Bank of any remedy  hereunder,  provided  that the Bank shall give the  Borrower  reasonable prior notice of such  disclosure,  and (vii) with the prior  written  consent of
Borrower.

                                      (33)

     SECTION  8.15.  Restatement.  This  Agreement  amends and  restates  in its entirety  the  Existing  Credit  Agreement.  The  Tranche A Note shall renew and extend but not extinguish the  indebtedness  evidenced by the Existing Tranche A
Note.  The  Tranche  B Note  shall  renew  and  extend  but not  extinguish  the indebtedness evidenced by the Existing Tranche B Note.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWER:

FAMILY DOLLAR STORES, INC.            FAMILY DOLLAR, INC.

/s/ Howard R. Levine                  /s/ Howard R. Levine
--------------------------------      --------------------------------
    HOWARD R. LEVINE                      HOWARD R. LEVINE
    President                             President

Address for Notices:                  Address for Notices:
Family Dollar Stores, Inc.            Family Dollar, Inc.
P. O. Box 1017                        P. O. Box 1017
Charlotte, N. C  28201-1017           Charlotte, N. C.  28201-1017

Facsimile No.: (704) 841-1401         Facsimile No.: (704) 841-1401
Attn: Sr. Vice President – Finance    Attn: Sr. Vice President – Finance

                                      (signatures continued --)

                                      BANK:

                                      BANK OF AMERICA, N.A.

                                      /s/ Timothy H. Spanos
                                      --------------------------------
                                          TIMOTHY H. SPANOS
                                          Managing Director

                                      Lending Office for CD Loans and Eurodollar Loans:

                                      Bank of America, N.A.
                                      100 N. Tryon Street
                                      Charlotte, N. C.  28255-0065

                                      Address for Notices:

                                      Bank of America, N.A.
                                      100 N. Tryon Street
                                      NC1-007-16-11
                                      Charlotte, N. C.  28255-0065

                                      Facsimile No.:  (704) 388-8268

                                      Attention: Portfolio Management – Retail

                                      (34)

                               ___________________

                                   EXHIBIT A-1

                                 TRANCHE A NOTE

$75,000,000                                                         May 31, 2001

     FOR VALUE RECEIVED, the undersigned, FAMILY DOLLAR STORES, INC., a Delaware corporation  (the  "Borrower"),  hereby  promises to pay to the order of BANK OF
AMERICA,  N.A. (the "Bank"),  at the  Principal  Office,  in lawful money of the
United  States of  America,  the  principal  amount of  SEVENTY-FIVE  AND 00/100
MILLION DOLLARS ($75,000,000) or such lesser amount as shall equal the aggregate unpaid  principal amount of the Tranche A Loans made by the Bank to the Borrower under the Credit Agreement  referred to below, on the dates and in the principal amounts  provided  in the Credit  Agreement,  and to pay  interest on the unpaid principal amount of each such Tranche A Loan, at such office, in like money, for the period  commencing  on the date of such  Tranche A Loan until such Tranche A
Loan shall be paid in full, at the rates per annum and on the dates  provided in the Credit Agreement.

     The books and  records of the Bank  shall be prima  facie  evidence  of all amounts outstanding hereunder.

     This Note is the Tranche A Note referred to in the Credit Agreement of even date herewith,  between the Borrower and the Bank (such Credit Agreement, as the same may be amended, modified, or supplemented from time to time, being referred to herein as the "Credit Agreement"),  and evidences Tranche A Loans made by the
Bank thereunder.  The Credit Agreement,  among other things, contains provisions for  acceleration  of the  maturity of this Note upon the  happening  of certain stated  events and for  prepayments  of Tranche A Loans prior to the maturity of this Note  upon the terms and  conditions  specified  in the  Credit  Agreement.
Capitalized  terms used in this Note have the  respective  meanings  assigned to them in the Credit Agreement.

     This Note amends and  restates in its  entirety  that  certain  Amended and
Restated  Tranche A Note dated  December  31, 1997 in the amount of  $50,000,000 executed  by  Borrower  in  favor  of Bank  (the  “Prior  Note”).  The indebtedness  evidenced  by this Note is  continuing  indebtedness,  and nothing herein,  or in the Credit  Agreement  shall be deemed to  constitute  a payment, settlement  or  novation of the Prior Note.  All amounts  outstanding  under the
Prior  Note as of the date of this  Note  shall be  deemed  amounts  outstanding hereunder.

     This Note shall be governed by and construed in accordance with the laws of the State of North  Carolina  and the  applicable  laws of the United  States of
America.

                                      FAMILY DOLLAR STORES, INC.

                                      By: ______________________________________
                                      Title:____________________________________

                                      (A-1)

                               ___________________

                                   EXHIBIT A-2

                                 TRANCHE A NOTE

$75,000,000                                                         May 31, 2001

     FOR VALUE RECEIVED, the undersigned,  FAMILY DOLLAR, INC., a North Carolina corporation  (the  "Borrower"),  hereby  promises to pay to the order of BANK OF
AMERICA,  N.A. (the "Bank"),  at the  Principal  Office,  in lawful money of the
United  States of  America,  the  principal  amount of  SEVENTY-FIVE  AND 00/100
MILLION DOLLARS ($75,000,000) or such lesser amount as shall equal the aggregate unpaid  principal amount of the Tranche A Loans made by the Bank to the Borrower under the Credit Agreement  referred to below, on the dates and in the principal amounts  provided  in the Credit  Agreement,  and to pay  interest on the unpaid principal amount of each such Tranche A Loan, at such office, in like money, for the period  commencing  on the date of such  Tranche A Loan until such Tranche A
Loan shall be paid in full, at the rates per annum and on the dates  provided in the Credit Agreement.

     The books and  records of the Bank  shall be prima  facie  evidence  of all amounts outstanding hereunder.

     This Note is the Tranche A Note referred to in the Credit Agreement of even date herewith,  between the Borrower and the Bank (such Credit Agreement, as the same may be amended, modified, or supplemented from time to time, being referred to herein as the "Credit Agreement"),  and evidences Tranche A Loans made by the
Bank thereunder.  The Credit Agreement,  among other things, contains provisions for  acceleration  of the  maturity of this Note upon the  happening  of certain stated  events and for  prepayments  of Tranche A Loans prior to the maturity of this Note  upon the terms and  conditions  specified  in the  Credit  Agreement.
Capitalized  terms used in this Note have the  respective  meanings  assigned to them in the Credit Agreement.

     This Note amends and  restates in its  entirety  that  certain  Amended and
Restated  Tranche A Note dated  December  31, 1997 in the amount of  $50,000,000 executed  by  Borrower  in  favor  of Bank  (the  “Prior  Note”).  The indebtedness  evidenced  by this Note is  continuing  indebtedness,  and nothing herein,  or in the Credit  Agreement  shall be deemed to  constitute  a payment, settlement  or  novation of the Prior Note.  All amounts  outstanding  under the
Prior  Note as of the date of this  Note  shall be  deemed  amounts  outstanding hereunder.

     This Note shall be governed by and construed in accordance with the laws of the State of North  Carolina  and the  applicable  laws of the United  States of
America.

                                      FAMILY DOLLAR, INC.

                                      By: ______________________________________
                                      Title:____________________________________

                                      (A-2)

                               ___________________

                                   EXHIBIT B-1

                                 TRANCHE A NOTE

$75,000,000                                                         May 31, 2001

     FOR VALUE RECEIVED, the undersigned, FAMILY DOLLAR STORES, INC., a Delaware corporation  (the  "Borrower"),  hereby  promises to pay to the order of BANK OF
AMERICA,  N.A. (the "Bank"),  at the  Principal  Office,  in lawful money of the
United  States of America,  the  principal  amount of  SEVENTY-FIVE  MILLION AND
00/100 DOLLARS  ($75,000,000) or such lesser amount as shall equal the aggregate unpaid  principal amount of the Tranche B Loans made by the Bank to the Borrower under the Credit Agreement  referred to below, on the dates and in the principal amounts  provided  in the Credit  Agreement,  and to pay  interest on the unpaid principal amount of each such Tranche B Loan, at such office, in like money, for the period  commencing  on the date of such  Tranche B Loan until such Tranche B
Loan shall be paid in full, at the rates per annum and on the dates  provided in the Credit Agreement.

     The books and  records of the Bank  shall be prima  facie  evidence  of all amounts outstanding hereunder.

     This Note is the Tranche B Note referred to in the Credit Agreement of even date herewith,  between the Borrower and the Bank (such Credit Agreement, as the same may be amended, modified, or supplemented from time to time, being referred to herein as the "Credit Agreement"),  and evidences Tranche B Loans made by the
Bank thereunder.  The Credit Agreement,  among other things, contains provisions for  acceleration  of the  maturity of this Note upon the  happening  of certain stated  events and for  prepayments  of Tranche B Loans prior to the maturity of this Note  upon the terms and  conditions  specified  in the  Credit  Agreement.
Capitalized  terms used in this Note have the  respective  meanings  assigned to them in the Credit Agreement.

     This Note amends and  restates in its  entirety  that  certain  Amended and
Restated  Tranche B Note dated  December  31, 1997 in the amount of  $50,000,000 executed  by  Borrower  in  favor  of Bank  (the  “Prior  Note”).  The indebtedness  evidenced  by this Note is  continuing  indebtedness,  and nothing herein,  or in the Credit  Agreement  shall be deemed to  constitute  a payment, settlement  or  novation of the Prior Note.  All amounts  outstanding  under the
Prior  Note as of the date of this  Note  shall be  deemed  amounts  outstanding hereunder.

     This Note shall be governed by and construed in accordance with the laws of the State of North  Carolina  and the  applicable  laws of the United  States of
America.

                                      FAMILY DOLLAR STORES, INC.

                                      By: ______________________________________
                                      Title:____________________________________

                                      (B-1)

                               ___________________

                                   EXHIBIT B-2

                                 TRANCHE A NOTE

$75,000,000                                                         May 31, 2001

     FOR VALUE RECEIVED, the undersigned,  FAMILY DOLLAR, INC., a North Carolina corporation  (the  "Borrower"),  hereby  promises to pay to the order of BANK OF
AMERICA,  N.A. (the "Bank"),  at the  Principal  Office,  in lawful money of the
United  States of America,  the  principal  amount of  SEVENTY-FIVE  MILLION AND
00/100 DOLLARS  ($75,000,000) or such lesser amount as shall equal the aggregate unpaid  principal amount of the Tranche B Loans made by the Bank to the Borrower under the Credit Agreement  referred to below, on the dates and in the principal amounts  provided  in the Credit  Agreement,  and to pay  interest on the unpaid principal amount of each such Tranche B Loan, at such office, in like money, for the period  commencing  on the date of such  Tranche B Loan until such Tranche B
Loan shall be paid in full, at the rates per annum and on the dates  provided in the Credit Agreement.

     The books and  records of the Bank  shall be prima  facie  evidence  of all amounts outstanding hereunder.

     This Note is the Tranche B Note referred to in the Credit Agreement of even date herewith,  between the Borrower and the Bank (such Credit Agreement, as the same may be amended, modified, or supplemented from time to time, being referred to herein as the "Credit Agreement"),  and evidences Tranche B Loans made by the
Bank thereunder.  The Credit Agreement,  among other things, contains provisions for  acceleration  of the  maturity of this Note upon the  happening  of certain stated  events and for  prepayments  of Tranche B Loans prior to the maturity of this Note  upon the terms and  conditions  specified  in the  Credit  Agreement.
Capitalized  terms used in this Note have the  respective  meanings  assigned to them in the Credit Agreement.

     This Note amends and  restates in its  entirety  that  certain  Amended and
Restated  Tranche B Note dated  December  31, 1997 in the amount of  $50,000,000 executed  by  Borrower  in  favor  of Bank  (the  “Prior  Note”).  The indebtedness  evidenced  by this Note is  continuing  indebtedness,  and nothing herein,  or in the Credit  Agreement  shall be deemed to  constitute  a payment, settlement  or  novation of the Prior Note.  All amounts  outstanding  under the
Prior  Note as of the date of this  Note  shall be  deemed  amounts  outstanding hereunder.

     This Note shall be governed by and construed in accordance with the laws of the State of North  Carolina  and the  applicable  laws of the United  States of
America.

                                      FAMILY DOLLAR, INC.

                                      By: ______________________________________
                                      Title:____________________________________

                                      (B-2)

                              ___________________

                                    EXHIBIT C

                                    TERM NOTE

$______________                                                     May 31, 2001

     FOR VALUE  RECEIVED,  the  undersigned,  [FAMILY  DOLLAR  STORES,  INC.,  a
Delaware corporation] [FAMILY DOLLAR, INC., a North Carolina  corporation]1 (the
"Borrower"),  hereby promises to pay to the order of BANK OF AMERICA,  N.A. (the
"Bank"),  at the  Principal  Office,  in lawful  money of the  United  States of
America,  the principal  amount of ________ Dollars  ($________),  together with interest on the outstanding principal balance as specified herein.

     The  outstanding  principal of this Note shall be payable in _______ (____)
installments of principal as follows:

         (a)  two  (2)   installments   of  principal  each  in  the  amount  of
         $____________ shall be payable on ________, and _____;

         (b) __________ (_____)  installments of principal each in the amount of
         __________ Dollars (_______),  shall be due and payable, the first such installment  to be due and payable on  ________,  with like  successive installments of principal to be due and payable on the last day of each
         [insert dates] thereafter until and including ______; and thereafter

         (c) a final  installment in the amount of all outstanding  principal of this Note shall be due and payable on _______.

     The outstanding principal of this Note shall bear interest at the rates per annum provided in the Credit Agreement. Accrued and unpaid interest on this Note shall be payable on each ________,  ______,  _______, and ________ of each year, commencing on ___________, and at maturity.

     The books and  records of the Bank  shall be prima  facie  evidence  of all amounts outstanding hereunder.

     This Note is a Term Note referred to in the Credit  Agreement dated May 31,
2001,  between the Borrower (as defined in such Credit  Agreement)  and the Bank
(such Credit Agreement,  as the same may be amended,  modified,  or supplemented from time to time,  being  referred  to herein as the "Credit  Agreement"),  and evidences a Term Loan  thereunder.  The Credit  Agreement,  among other  things, contains  provisions  for  acceleration  of the  maturity  of this Note upon the happening  of  certain  stated  events  and for  prepayments  of the  Term  Loan evidenced  hereby  prior  to the  maturity  of this  Note  upon  the  terms  and conditions  specified in the Credit  Agreement.  Capitalized  terms used in this
Note have the respective meanings assigned to them in the Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of North  Carolina  and the  applicable  laws of the United  States of
America.

                                      [FAMILY DOLLAR STORES, INC.]
                                      [FAMILY DOLLAR, INC.]1

                                      By: ______________________________________
                                      Title:____________________________________

                                      (C-3)

                               ___________________

                                    EXHIBIT D

                           FORM OF GUARANTEE AGREEMENT
                              AMENDED AND RESTATED
                               GUARANTEE AGREEMENT

     AMENDED AND RESTATED GUARANTEE AGREEMENT (this "Agreement") dated as of May
31,  2001,  is  executed  by Family  Dollar  Services,  Inc.,  a North  Carolina
corporation,  Family Dollar Operations,  Inc., a North Carolina corporation, and
Family Dollar Trucking,  Inc., a North Carolina  corporation (each a "Guarantor"
and collectively the "Guarantors") in favor of Bank of America, N.A., a national banking association (the "Bank").

     WHEREAS,  Family Dollar Stores,  Inc., a Delaware  corporation ("FDSI") and
Family  Dollar,  Inc.,  a North  Carolina  corporation  ("FDI")  (FDSI  and FDI, collectively, the "Borrower"), are parties to that certain Credit Agreement with
NationsBank,  N.A.  (predecessor  in interest to the Bank) dated as of March 31,
1996,  as amended  from time to time,  pursuant  to which the Bank has  provided financing in a total amount of up to $100,000,000.

     WHEREAS,  in connection  with the Prior Credit  Agreement,  the  Guarantors executed that certain Guarantee Agreement dated as of March 31, 1996 in favor of the Bank (the "Prior Guarantee"); and

     WHEREAS,  the  Borrower  and the Bank have  amended and  restated the Prior
Credit  Agreement,  as  evidenced by that  certain  Amended and Restated  Credit
Agreement,  dated as of May 31,  2001,  between the  Borrower and the Bank (such
Credit  Agreement,  as  the  same  may  be  amended,   restated,   modified,  or
supplemented, being hereinafter referred to as the "Credit Agreement"); and

     WHEREAS,  the  Guarantors  and the Bank wish to amend and restate the Prior
Guarantee to reflect the Credit Agreement; and

     WHEREAS,  in order to induce the Bank to enter  into the Credit  Agreement, the  Guarantors  are willing to guarantee the  obligations of the Borrower under the Loan Documents (as defined in the Credit Agreement); and

     WHEREAS,  the execution and delivery of this Agreement by the Guarantors is a condition to the  willingness of the Bank to enter into the Credit  Agreement;
and

     WHEREAS,  the ability of the Borrower to borrow from time to time under the
Credit Agreement will benefit the Guarantors directly and indirectly; and

                                      (D-1)

     WHEREAS, each Guarantor has determined,  reasonably and in good faith, that it is solvent,  it has  adequate  capital to conduct its  business as  presently conducted and as proposed to be conducted,  and that it will be able to meet its
obligations   hereunder  and  in  respect  of  its  other  existing  and  future indebtedness and liabilities as and when the same shall be due and payable; and

     WHEREAS,  each Guarantor has determined  that the execution and delivery of this  Agreement are to its advantage and benefit,  having regard to all relevant facts and circumstances;

     NOW, THEREFORE,  in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Terms defined in the Credit  Agreement and not otherwise  defined herein are used herein as therein defined.

     2.  The  Guarantors  hereby  jointly,   severally,   unconditionally,   and
irrevocably  guarantee to the Bank and its successors and assigns,  the full and punctual  payment of all  present  and future  amounts  payable by the  Borrower pursuant  to the Loan  Documents,  including,  but not  limited to, the full and punctual  payment of all  principal  of and  interest  on the Notes  (whether at maturity,  by declaration or otherwise).  The indebtedness  guaranteed hereunder
shall  include  any  and  all  post-petition   interest  (including   reasonable
attorneys'  fees) whether or not allowed under any  bankruptcy,  insolvency,  or other  similar law.  Upon any failure by the Borrower to pay when due any amount
guaranteed   hereunder,   the   Guarantors   hereby   jointly,   severally   and
unconditionally  agree to  forthwith  on demand pay such  amount as and when the same shall  become due and  payable,  whether at maturity or by  declaration  or otherwise.

     3.  Each  Guarantor's  obligations  hereunder  shall be  unconditional  and absolute and,  without  limiting the  generality  of the foregoing  shall not be released,  discharged,  impaired, or otherwise affected by any of the following, whether or not with notice to or the consent of such Guarantor:

     (a) any extension, renewal, settlement,  compromise,  indulgence, waiver or release in respect of any  obligation  of the  Borrower  or any other Loan Party under any of the Loan Documents, by operation of law or otherwise;

     (b) any  modification  or  amendment  of or  supplement  to any of the Loan
Documents;

     (c) any release, exchange, impairment,  non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party for any  obligation  of the  Borrower or any other Loan Party under any of the Loan Documents;

                                      (D-2)

     (d) any change in the  corporate  existence,  structure or ownership of the
Borrower or any other Loan Party, or any insolvency, bankruptcy or other similar proceeding  affecting  the  Borrower  or any  other  Loan  Party or any of their respective assets or any resulting release or discharge of any obligation of the
Borrower or any other Loan Party contained in the Loan Documents;

     (e) the  existence  of any  claim,  set-off  or  other  rights  which  such
Guarantor may have at any time against the Bank,  the  Borrower,  any other Loan
Party or any other  Person  whether  in  connection  herewith  or any  unrelated transactions;  provided  that nothing  herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (f) the invalidity or unenforceability of any Loan Document; or

     (g) any other act or omission to act or delay of any kind by the Bank,  the
Borrower,  any other Loan Party,  or any other Person or any other  circumstance whatsoever which might,  but for the provisions of this paragraph,  constitute a legal or equitable discharge of such Guarantor's obligations hereunder.

     Each  Guarantor  hereby  waives  the  benefits  of North  Carolina  General
Statutes, Sections 26-7 through 26-9 inclusive.

     4. The  obligations  of each  Guarantor  hereunder  shall be  limited to an aggregate  amount  equal  to the  largest  amount  that  would  not  render  its obligations  hereunder  subject to  avoidance  under  Section  548 of the United
States  Bankruptcy  Code or to being set aside or annulled  under any applicable state law relating to fraud on creditors.

     5. Each  Guarantor's  obligations  hereunder shall remain in full force and effect until the  Commitments  shall have  terminated  and all  principal of and interest on the Notes and all other  amounts  payable by the Borrower  under the
Loan Documents shall have been paid in full.

     6. If at any time any  payment of any amount  payable  by the  Borrower  is rescinded  or must be  otherwise  restored  or  returned  upon  the  insolvency, bankruptcy  or  reorganization  of the Borrower or otherwise,  each  Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     7. The Guarantors irrevocably waive acceptance hereof, presentment, demand, protest,  notice of the incurring by the Borrower of indebtedness under the Loan
Documents,  and any notice not  expressly  provided  for herein,  as well as any requirement that at any time any action be taken against the Borrower, any other
Loan Party,  or any other Person or against any direct or indirect  security for any obligation or liability of the Borrower under the Loan Documents.

                                      (D-3)

     8. Upon  making any payment  with  respect to the  Borrower  under the Loan
Documents,  the relevant Guarantor shall be subrogated to the rights of the Bank against the Borrower with respect to such payment;  provided that such Guarantor shall not enforce any payment by way of subrogation, contribution, indemnity, or otherwise  until  the  Commitments  have  terminated  and all  principal  of and interest on the Notes and all other  amounts  payable by the Borrower  under the
Loan Documents have been paid in full.

     9. If acceleration of the time for payment of any amount that is guaranteed hereunder is stayed or demand for payment of any such amount is  precluded  upon the insolvency, bankruptcy or reorganization of the Borrower (determined without regard to whether a court might act  favorably  on a request for relief from any
such  stay  or  other  preclusion),   all  such  amounts  otherwise  subject  to
acceleration  under the terms of the Loan Documents shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Bank.

     10. Each Guarantor hereby represents and warrants to the Bank that:

     (a)  such  Guarantor  is  duly  organized,  validly  existing,  and in good standing under the laws of the jurisdiction of its organization; and (b) has the requisite power and authority and legal right to own its assets and carry on its business as now being or as proposed to be  conducted.  Such  Guarantor  has the power,  authority,  and  legal  right  to  execute,  deliver,  and  perform  its obligations under this Agreement.

     (b) the  execution,  delivery,  and  performance  by such Guarantor of this
Agreement and  compliance  with the terms and  provisions  hereof have been duly authorized by all requisite  action on the part of such Guarantor and do not (a)
violate or conflict with, or result in a breach of, or require any consent under
(i) the articles of incorporation,  bylaws, or other organizational documents of such Guarantor,  (ii) to the best of such Guarantor's knowledge,  any applicable law,  rule,  or  regulation  or any order,  writ,  injunction,  or decree of any
Governmental  Authority or  arbitrator,  or (iii) any agreement or instrument to which such  Guarantor  is a party or by which it or any of its Property is bound or subject, or (b) constitute a default under any such agreement or instrument.

     (c) this Agreement  constitutes the legal, valid, and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as limited by  applicable  Debtor  Relief Laws and general  principles of equity.

     (d)  no  authorization,   approval,   or  consent  of,  and  no  filing  or
registration  with,  any  Governmental  Authority  or third  party is or will be necessary for the execution,  delivery, or performance by such Guarantor of this
Agreement or for the validity or enforceability thereof.

     (e) the  statements  set forth in the recitals  hereto are true and correct with respect to such Guarantor.

                                      (D-4)

     11.  Effective  upon the occurrence and during the existence of an Event of
Default,  any and all indebtedness of the Borrower to the Guarantors,  or any of them, now or hereafter existing,  together with any interest thereon,  shall be, and such  indebtedness  is, hereby  deferred,  postponed and subordinated to the prior  payment  in full of all  amounts  guaranteed  hereunder.  If an  Event of
Default  shall  exist,  the  Guarantors  agree  not to  accept  any  payment  or satisfaction of any kind of  indebtedness of the Borrower to the Guarantors,  or any of them, and hereby assign all such indebtedness to the Bank,  including the right to file proof of claim and to vote thereon in connection  with any case by or against the Borrower under the United States Bankruptcy Code and the right to vote on any plan of reorganization thereunder.

     12. All notices,  requests, demands and other communications to or from the parties hereto shall be in writing  (including  telecopy or similar writing) and shall be given to such party:  (x) in the case of any Guarantor,  at the address or  telecopier  number set forth on the signature  pages hereof,  and (y) in the case of the Bank,  at its address or telecopy  number set forth on the signature pages of the Credit Agreement.  Each such notice, request or other communication shall be effective when received.

     13. This  Agreement  shall be binding upon each of the Guarantors and their respective  successors  and assigns,  and shall inure to the benefit of the Bank and its  successors and assigns.  No Guarantor may assign or otherwise  transfer any of its rights or obligations  hereunder without the prior written consent of the Bank.

     14. None of the terms of this  Agreement may be waived,  altered or amended except by an instrument in writing duly executed by each Guarantor and the Bank.
No failure or delay on the part of the Bank in exercising any right,  power,  or privilege  under any of Loan Documents  shall operate as a waiver  thereof,  nor shall any single or partial exercise of any right, power, or privilege under any of the Loan  Documents  preclude  any other or further  exercise  thereof or the exercise  of any other  right,  power,  or  privilege.  The rights and  remedies provided in and  contemplated by this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

     15. This  Agreement  shall be construed in accordance  with and governed by the laws of the State of North Carolina.

     16.  Each  Guarantor  and  the  Bank  hereby  submits  to the  nonexclusive jurisdiction  of the United States  District  Court or any North  Carolina State
court sitting in Charlotte, North Carolina for purposes of all legal proceedings
arising  out  of  or  relating  to  the  Loan  Documents  or  the   transactions
contemplated  hereby.  Each Guarantor and the Bank  irrevocably  waives,  to the fullest  extent  permitted by law, any  objection  which it may now or hereafter have to the laying of the venue of any such  proceeding  brought in such a court and any claim that any such proceeding  brought in such a court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW EACH
OF THE  GUARANTORS AND THE BANK HEREBY  IRREVOCABLY  WAIVES ANY AND ALL RIGHT TO
TRIAL BY JURY IN ANY LEGAL  PROCEEDING  ARISING  OUT OF OR  RELATING TO THE LOAN
DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                                      (D-5)

     17. This  Agreement is an  absolute,  present and  continuing  guarantee of payment and not of collection.  Each Guarantor  agrees that the Bank may enforce this Agreement  without the necessity of resorting to or exhausting any security or collateral  and without the  necessity of proceeding  against the Borrower or any other Loan Party.

     18. Each Guarantor  agrees that nothing  contained herein shall prevent the
Bank from suing on the Loan Documents or from exercising any rights available to the Bank,  thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable  discharge of any Guarantor.  Each Guarantor hereby authorizes and empowers the Bank to exercise, in its sole discretion, any rights and remedies, or any combination thereof,  which may then be available to the  Bank,  since  it is the  intent  and  purpose  of each  Guarantor  that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

     19. This  Agreement  may be signed in any number of  counterparts,  each of which shall be an original,  with the same effect as if the  signatures  thereto and hereto were upon the same instrument.

     20. This  Agreement  supersedes,  amends and  restates in its  entirety the
Prior Guarantee  delivered by the Guarantors in connection with the Prior Credit
Agreement.

     IN WITNESS  WHEREOF,  each of the  undersigned  have caused this  Guarantee
Agreement to be duly executed by their respective  authorized officers as of the day and year first above written

                                      FAMILY DOLLAR SERVICES, INC.

                                      By: ______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                      Address for Notices:

                                      Family Dollar Services, Inc.
                                      P. O. Box 1017
                                      Charlotte, N. C.  28201-1017

                                      Facsimile No.: (704) 841-1401

                                      Attention:

                                      (D-6)

                                      (signatures continued --)

                                      FAMILY DOLLAR OPERATIONS, INC.

                                      By: ______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                      Address for Notices:

                                      Family Dollar Operations, Inc.
                                      Family Dollar Services, Inc.
                                      P. O. Box 1017
                                      Charlotte, N. C.  28201-1017

                                      Facsimile No.: (704) 841-1401

                                      Attention:

                                      FAMILY DOLLAR TRUCKING, INC.

                                      By:_______________________________________
                                      Name: ____________________________________
                                      Title:____________________________________

                                      Address for Notices:

                                      Family Dollar Trucking, Inc.
                                      P. O. Box 1017
                                      Charlotte, N. C.  28201-1017

                                      Facsimile No.: (704) 841-1401

                                      Attention:

                                      (D-7)

1 Insert appropriate Borrower name.